UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RealPage, Inc.

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REALPAGE, INC.

Notice of 2020 Annual Meeting of Stockholders

June 3, 2020

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders of RealPage, Inc.

When and Where: The meeting will be held via live webcast by visiting the following website: www.meetingcenter.io/289622160 on June 3, 2020, at 10:00 a.m., Central time. You will need the control number and password included on your proxy card or voting instruction form that you received with your proxy materials in order to access the meeting, to vote your shares or submit questions during the meeting. Instructions on how to connect to the meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are listed on your proxy card.

Items of Business: The meeting is being held to conduct the following items of business which are described in greater detail in the Proxy Statement accompanying this notice:

1.	To elect each of Alfred R Berkeley, III, Peter Gyenes, and Charles F. Kane to our board of directors for a term of three years.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	To approve an advisory (non-binding) proposal concerning our executive compensation program.

4.	To approve the RealPage, Inc. 2020 Equity Incentive Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date: Our board of directors set April 9, 2020 as the record date for the meeting. Our stockholders of record at the close of business on that date are entitled to receive this notice and to vote at the meeting.

Meeting Attendance and Voting: Whether or not you plan to attend the annual meeting via live webcast, we hope that you will vote as soon as possible. Voting by written proxy will ensure your representation at the meeting. For specific instructions on how to vote your shares, please review the instructions on the proxy card. Stockholders who attend the meeting may vote at the annual meeting even if they have submitted a proxy. However, if you have submitted a proxy and wish to vote electronically at the meeting, you must notify the inspector of elections of your intention to revoke the proxy that you previously submitted and instead vote in person at the meeting. Under Delaware law, attendance at the annual meeting via live webcast is deemed “present in person.” If your shares are held in the name of a broker, trustee, bank or other nominee, please coordinate with your broker, trustee, bank or other nominee to determine how to vote your shares.

Additional Information: The 2020 Proxy Statement and 2019 Annual Report to Stockholders are included with this notice and are also available at https://investor.realpage.com.

By Order of the Board of Directors

David G. Monk
Executive Vice President, Chief Legal Officer and Secretary

Richardson, Texas

April 29, 2020

REALPAGE, INC.

Proxy Statement

For the

2020 Annual Meeting of Stockholders

REALPAGE, INC.

2201 Lakeside Boulevard

Richardson, Texas 75082

(972) 820-3000

PROXY STATEMENT

FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

April 29, 2020

We are furnishing you this proxy statement and proxy card to solicit proxies on behalf of the board of directors (the “Board”) of RealPage, Inc. (“RealPage”, the “Company”, “we” or “us”) to be voted at our 2020 Annual Meeting of Stockholders (“Annual Meeting”). Due to the possible public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, please note that the Annual Meeting will be held via live webcast at www.meetingcenter.io/289622160 on June 3, 2020, at 10:00 a.m., Central time. You will need the control number and password included on your proxy card or voting instruction form that you received with your proxy materials in order to access the meeting, to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are listed on your proxy card. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

We are first mailing the proxy materials to stockholders on April 29, 2020. Please refer to “Information Concerning Solicitation and Voting” located on page 67 in this proxy statement for information relating to the distribution of our annual meeting materials to our stockholders.

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Annual Meeting.

Only owners of record of shares of our common stock as of the close of business on April 9, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. Each owner of record on the Record Date is entitled to one vote for each share of common stock held. On the Record Date, 96,243,953 shares of our common stock, $0.001 par value, were issued, outstanding and entitled to vote at the Annual Meeting.

The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available at https://investor.realpage.com.

Our principal executive offices are located at 2201 Lakeside Boulevard, Richardson, Texas 75082.

GOVERNANCE

PROPOSAL ONE: ELECTION OF DIRECTORS

What Am I Voting On?

Stockholders are being asked to elect three director nominees for three-year terms. This section includes information about our Board, each director nominee, and each incumbent director whose term continues after the Annual Meeting.

Voting Recommendation:

FOR the election of each director nominee. We believe the combination of the various qualifications, skills and experiences of the 2020 director nominees will contribute to an effective and well-functioning Board as we believe the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to our management.

Board Composition

Our Board is currently composed of eight members, divided into three classes with staggered three-year terms. There are currently three directors in Class I, two directors in Class II and three directors in Class III. The current terms of office of the Class I directors, Mr. Alfred R. Berkeley, III, Mr. Peter Gyenes and Mr. Charles F. Kane, will expire at this Annual Meeting and Mr. Berkeley, Mr. Gyenes and Mr. Kane will stand for re-election to our Board at the Annual Meeting.

The terms of office of the Class II directors, Mr. Scott S. Ingraham and Mr. Jeffrey T. Leeds, will expire at the 2021 annual meeting. The terms of office of the Class III directors, Ms. Dana S. Jones, Mr. Stephen T. Winn and Mr. Jason A. Wright, will expire at the 2022 annual meeting. Our certificate of incorporation and our bylaws provide that the number of directors will be fixed from time to time by a resolution of the majority of our Board. Nine directors are currently authorized.

Required Vote

Directors are elected by a plurality of the votes cast. The three nominees who receive the greatest number of votes cast will be elected directors for three-year terms, in each case until their successors are duly elected and qualified. Withheld votes and broker non-votes, if any, will not be counted either for or against the election of a director nominee. Cumulative voting is not permitted by our certificate of incorporation.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for our nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Recommendation of our Board for Proposal One

Our Board unanimously recommends that stockholders vote FOR the nominees listed below.

2020 DIRECTOR NOMINEES — CLASS I DIRECTORS

The nominating and governance committee of our Board (“Nominating and Governance Committee”) recommended the three individuals set forth in the table below for nomination by our Board. Based on such recommendations, our Board nominated such directors for election at the Annual Meeting as Class I directors to serve for a term expiring at the 2023 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Our Board and Nominating and Governance Committee believe that the combination of the various qualifications, skills and experiences of the director nominees will contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of our business and quality advice and counsel to our management.

The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, current principal occupation and business experience.

Name of Director	Age	Position and Offices Held with Company	Director Since
Alfred R. Berkeley, III (1)	75	Director	2003
Peter Gyenes (1)(2)(3)	74	Director	2010
Charles F. Kane (1)(2)(3)	62	Director	2012

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Governance Committee

Class I Directors (Terms Expire in 2020)

Alfred R. Berkeley, III has served as a member of our Board since December 2003 and as a member of our Compensation Committee since January 2004. Mr. Berkeley also served as a member and as chairman of our Audit Committee from January 2004 to February 2012 and as our lead independent director from February 2011 to February 2012. Mr. Berkeley has served as Chairman of Princeton Capital Management, Inc., an investment adviser, since December 2012 and Princeton Capital Management LLC since September 2017. Mr. Berkeley has served as Vice Chairman of Gentag, Inc., a developer of technology for near field communications, since November 2011. Mr. Berkeley served as the Chairman of Pipeline Financial Group, Inc., the parent of Pipeline Trading Systems LLC, a block trading brokerage service, from December 2003 until November 2011. From December 2003 to March 2010, Mr. Berkeley also served as the Chief Executive Officer of Pipeline Financial Group, Inc. He also served as Acting Chairman of the National Infrastructure Advisory Council for the President of the United States from 2001 until December 2011. Mr. Berkeley also served as a trustee of Johns Hopkins University and a member of the Johns Hopkins University Applied Physics Laboratory, LLC from 1999 until June 2011. He formerly served as Vice Chairman of the Nomination Evaluation Committee for the National Medal of Technology and Innovation, which makes candidate recommendations to the Secretary of Commerce. He was appointed Vice Chairman of the NASDAQ Stock Market, Inc. in July 2000, serving through July 2003, and served as President of NASDAQ from 1996 until 2000. From 1972 to 1996, Mr. Berkeley served in a number of capacities at Alex. Brown & Sons Incorporated, which was acquired by Bankers Trust New York Corporation and later by Deutsche Bank AG. Most recently, he was Managing Director in the corporate finance department where he financed computer software and electronic commerce companies. He joined Alex. Brown & Sons Incorporated as a Research Analyst in 1972 and became a general partner in 1983. From 1985 to 1987, he served as Head of Information Services for the firm. From 1988 to 1990, Mr. Berkeley took a leave of absence from Alex. Brown & Sons Incorporated to serve as President and Chief Executive Officer of Rabbit Software Inc., a public telecommunications software company. He served as a captain in the United States Air Force and a major in the United States Air Force Reserve.

Mr. Berkeley also served as a director of Kintera, Inc. until May 2008, when it was acquired by Blackbaud, Inc. (NASDAQ: BLKB). Mr. Berkeley also served on the board of Fortegra Financial Corporation (NYSE: FRF), an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies in the United States from December 2010 to November 2011. Mr. Berkeley served on the boards of directors of ACI Worldwide, Inc. (NASDAQ: ACIW) from 2008 until June 2012 and Edgar Online, Inc. (NASDAQ: EDGR), which was sold to RR Donnelley, from November 2010 through August 2012. Mr. Berkeley also serves as a director of several private companies. Mr. Berkeley received his B.A. in English from the University of Virginia and his M.B.A. from The Wharton School of the University of Pennsylvania. On October 24, 2011, Mr. Berkeley entered into a consent decree with the Securities and Exchange Commission (“SEC”) relating to his role at Pipeline Trading Systems, LLC. We believe Mr. Berkeley’s qualifications to serve on our Board include his extensive experience in corporate finance and securities matters, including his experience as chief executive officer of various companies and his leadership positions with the NASDAQ Stock Market, Inc., and his knowledge gained from service on the boards of various publicly traded and private companies and federal committees.

Peter Gyenes has served as a member of our Board since January 2010, as chairman of our Compensation Committee since February 2010, as a member of our Audit Committee since February 2010, and as a member of our Nominating and Governance Committee since February 2010. Mr. Gyenes served as the non-executive Chairman of the board of directors of Sophos Group plc (LSE: SOPH), a global security software company, from March 2006 until March 2020, as lead independent director from September 2012 to July 2015, and as Chairman from July 2015 until March 2020. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software Corporation, a market leader in data integration software, and its predecessor companies VMark Software, Ardent Software and Informix from 1996 until it was acquired by International Business Machines Corporation in 2005. Mr. Gyenes served on the board of directors of Netezza Corporation from 2008 until it was acquired by International Business Machines Corporation in 2010. Mr. Gyenes also served on the board of Lawson Software, Inc. from 2006 until it was acquired by Infor in July 2011, served on the board of EnerNoc (NASDAQ: ENOC) from 2013 until 2015, served on the board of Cimpress NV (NASDAQ: CMPR) from 2009 until 2015, served on the board of IntraLinks Holdings, Inc. from 2008 to 2017, Carbonite, Inc. (NASDAQ:CARB) from 2015 to 2019 and Sophos Group plc (LSE: SOPH), a global security software company, from 2006 to 2020. He currently serves on the boards of directors of Pegasystems Inc. (NASDAQ: PEGA), a leader in cloud software for customer engagement and operational excellence and serves as trustee emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes received his B.A. in mathematics and his M.B.A. in marketing from Columbia University. We believe Mr. Gyenes’ qualifications to serve on our Board include his experience as the Chief Executive Officer of a publicly traded company, his knowledge gained from service on the boards of various public and private companies and his more than 40 years of experience in technology, sales, marketing and general management positions within the computer systems and software industry.

Charles F. Kane has served as a member of our Board, as a member of our Compensation Committee and as a member of our Nominating and Governance Committee since June 2012. Mr. Kane has served as a member of our Audit Committee since June 2012 and as chairman of our Audit Committee since February 2013. Mr. Kane is an adjunct professor of international finance at the Massachusetts Institute of Technology Sloan Graduate Business School of Management. Mr. Kane is also a Director and Strategic Advisor of One Laptop Per Child, a non-profit organization founded at Massachusetts Institute of Technology that provides computing and internet access for students in the developing world, for whom he served as President and Chief Operating Officer from 2008 until 2009. Mr. Kane served as Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as Chief Financial Officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as Chief Financial Officer of RSA Security Inc., a provider of e-security solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From July 2003 until May 2006, he served as Chief Financial Officer of Aspen Technology, Inc., a provider of supply chain management software and professional services. Mr. Kane is currently a director of Carbonite, Inc. (NASDAQ: CARB), a leading provider of online backup solutions for consumers and small and medium sized businesses, and Progress Software (NASDAQ: PRGS), a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Mr. Kane was previously a director of Applix Inc., Borland Software Corporation, Demandware Inc. and Netezza Corporation. Mr. Kane is a Certified Public Accountant and holds a B.B.A. in accounting from the University of Notre Dame and an M.B.A. in international finance from Babson College. We believe Mr. Kane’s experience as a senior executive officer at a number of publicly traded companies, including as chief financial officer of several of those companies, and his experience serving on the boards of directors of other public and private companies, qualify him to serve on our Board. As an Audit Committee financial expert and chairman of our Audit Committee, Mr. Kane provides a high level of expertise and leadership experience in the areas of finance, accounting, audit oversight and risk analysis derived from his experience as the chief financial officer of publicly traded technology companies. Mr. Kane also offers substantial public company board experience to our Board.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

The following sets forth information concerning our directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, current principal occupation and business experience.

Name of Director	Age	Position and Offices Held with Company	Director Since
Scott S. Ingraham (2)(3)	66	Director	2012
Dana S. Jones (1)	44	Director	2019
Jeffrey T. Leeds (3)	64	Director	1999
Stephen T. Winn	73	Chairman, and CEO	1998
Jason A. Wright (1)(2)(3)	48	Director	2003

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Governance Committee

Class II Directors (Terms Expire in 2021)

Scott S. Ingraham has served as a member of our Board since February 2012 and as a member of our Audit Committee and our Nominating and Governance Committee since February 2012. Mr. Ingraham is presently the co-founder and Principal of Zuma Capital, Inc., a private investment firm. He co-founded and served as the Chief Executive Officer and Chairman of Rent.com, an Internet residential real estate listing site, from 1999 until its acquisition by eBay in February 2005. Prior to founding Rent.com, Mr. Ingraham was the CEO, president and co-founder of Oasis Residential, a NYSE-traded apartment REIT which merged into Camden Property Trust in 1998. Mr. Ingraham is on the Board of Trust Managers of Camden Property Trust (NYSE: CPT), a real estate investment trust focused on the development and ownership of apartment properties. Camden Property Trust is one of our larger customers. Mr. Ingraham also serves as a director of Kilroy Realty Corporation (NYSE: KRC), a publicly held real estate investment trust focused on the development and ownership of office and industrial properties. Mr. Ingraham graduated from the University of Texas at Austin with a B.B.A. in Finance. We believe Mr. Ingraham’s qualifications to serve on our Board include his substantial financial and business expertise as the chief executive officer of several companies in the real estate industry and his significant experience serving on boards of other publicly traded companies.

Jeffrey T. Leeds has served as a member of our Board and a member of our Nominating and Governance Committee since December 1999. Mr. Leeds has served as chairman of our Nominating and Governance committee since February 2012. Mr. Leeds is President and Co-Founder of Leeds Equity Partners. Leeds Equity Partners, based in New York, is the oldest and largest private equity firm in the United States focused exclusively on investments in the Knowledge Industries — education, training, and business and information services. Prior to co-founding Leeds Equity Partners in 1993, Mr. Leeds spent seven years specializing in mergers and acquisitions and corporate finance at Lazard Freres & Co. LLC, a subsidiary of Lazard Group LLC. Prior to joining Lazard Freres & Co. LLC, Mr. Leeds served as a law clerk to the Hon. William J. Brennan, Jr. of the Supreme Court of the United States during the 1985 October Term. Mr. Leeds also worked in the corporate department of the law firm of Cravath, Swaine & Moore LLP in New York. Mr. Leeds currently serves on the board of directors of BARBRI, INTO University Partnerships, Knowledge Factor, Fusion Education Group, Endeavor Schools, LLC and Simplify Compliance Holdings, LLC. Mr. Leeds served on the Board of Education Management Corporation (NASDAQ: EDMC) from 2006 through 2017. Mr. Leeds is a member of the Council on Foreign Relations and a member of the Board of Visitors at The Colin L. Powell School for Civic and Global Leadership at The City College of New York. Mr. Leeds received his B.A. in history summa cum laude from Yale University and his J.D. magna cum laude from Harvard Law School. He was also a Marshall Scholar at the University of Oxford. We believe Mr. Leeds’s qualifications to serve on our Board include his extensive business and legal experience in corporate finance and his knowledge gained from service on the boards of various publicly traded and private companies.

Class III Directors (Terms Expire in 2022)

Dana S. Jones has served as a member of our Board and our Compensation Committee since October 2019. Ms. Jones has been CEO of Sparta Systems, a market leader in digital enterprise quality management software for the life sciences space, since April 2018. Prior to joining Sparta, during 2016 and 2017, Ms. Jones served as CEO of Active Network, a leader in activity and event management software. Under her leadership, Ms. Jones supervised the growth of Active Network, leading to the sale of the Sports and Communities divisions to Global Payments Inc. (NYSE:GPN). Before joining Active Network, from 2012 to 2017, Ms. Jones was Chief Marketing Officer and Senior Vice President of Products for Sabre Airline Solutions, a global provider of software to the airline industry. During her time at Sabre, Ms. Jones oversaw revenue and earnings growth and product innovation, and played an important role in the company’s initial public offering. Prior to Sabre, Ms. Jones co-founded Noesis Energy, and served as Executive Vice President of Product, Sales, Marketing, and Operations. Ms. Jones serves on the Board of Directors of Agilysys (NASDAQ:AGYS), a leader in hospitality software. Ms. Jones has held Executive and General Management positions for early stage and global publicly traded enterprise software companies over the last 20 years, including The Reynolds and Reynolds Company and Vignette. She began her career as a management consultant with A.T. Kearney. Ms. Jones graduated Summa Cum Laude from the University of Michigan and holds a BSE in industrial and operations engineering. We believe Ms. Jones’ qualifications to serve on our Board include her experiences as an accomplished software executive with decades of experience leading and growing cloud-based global enterprise software businesses.

Stephen T. Winn has served as our Chief Executive Officer and a member of our Board since November 1998, during which time he served as Chairman of our Board, and as our President from August 2012 until January 2020, a position that Mr. Winn previously held from November 1998 to December 2009. From January 1998 to March 1999, Mr. Winn served in various executive positions, including President of Research Institute of America, a provider of information services to the accounting industry and a wholly owned subsidiary of Thomson Reuters Corporation. From June 1969 to January 1998, Mr. Winn served as President and Chief Executive Officer of Computer Language Research Inc., a publicly traded company focused on tax compliance, tax research and accounting software, which was acquired by Thomson Reuters Corporation. Mr. Winn is a member of the board of directors of the National Multifamily Housing Council. In January 2002, he was one of 25 people recognized by the National Apartment Association as a leader in the multifamily industry. Mr. Winn received Ernst & Young LLP’s “Entrepreneur of the Year 2012 Southwest Area North Technology Sector” award. Mr. Winn received his B.S. in electrical engineering from The University of Texas at Austin and his M.S. in management science from Stanford University. In addition to Mr. Winn’s role as our Chief Executive Officer, we believe Mr. Winn’s qualifications to serve on our Board include his previous service in executive positions at various public and private technology companies and his extensive experience in the multifamily rental housing industry.

Jason A. Wright has served as a member of our Board since December 2003 and as our lead independent director since February 2012. Mr. Wright has served as a member of our Audit Committee since January 2004 and served as chairman of our Audit Committee from February 2012 until February 2013. Mr. Wright has served as a member of our Compensation Committee since October 2006 and a member of our Nominating and Governance Committee since February 2010. Mr. Wright is a partner in the Tech & Telecom Group at Apax Partners LLC, where he focuses primarily on investments in enterprise software and technology-enabled services.

Prior to joining Apax in 2000, Mr. Wright served in a variety of roles at General Electric Capital Corporation, a subsidiary of General Electric Corporation, including the evaluation and execution of investment opportunities for the Technology Ventures Group, and Mr. Wright was also a consultant at Andersen Consulting, now Accenture plc. Mr. Wright currently serves on the board of directors of various private companies. Mr. Wright received his B.A. in economics from Tufts University and his M.B.A. in finance from The Wharton School of the University of Pennsylvania. We believe Mr. Wright’s qualifications to serve on our Board include his extensive business and financial experience related to enterprise software and technology-enabled services companies.

BOARD AND COMMITTEE GOVERNANCE

Board Leadership Structure

Our governance framework provides our Board with flexibility to select the appropriate leadership structure for us. The current leadership structure is composed of a combined chairman of the board and chief executive officer, a lead independent director, Board committees led by independent directors and active engagement by all directors. Our Board believes this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

Our Board believes that our Chief Executive Officer, Stephen T. Winn, is best situated to serve as Chairman because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Our independent directors have different perspectives and roles in strategic development. Our independent directors bring experience, oversight and expertise from outside our company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Our Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, which are essential to effective governance.

Mr. Jason A. Wright serves as our lead independent director. Our lead independent director is responsible for coordinating activities of our other independent directors, presiding at all meetings of our Board at which the Chairman is not present, including executive sessions of the independent directors, serving as liaison between the Chairman and the independent directors, having the authority to call meetings of the independent directors, and performing various other duties as directed by our Board. Under our Corporate Governance Guidelines, the lead independent director is charged with relaying the discussions of the executive sessions to the Chief Executive Officer, as appropriate, participating in the discussion of Chief Executive Officer performance with our Compensation Committee, and ensuring that our Board annually conducts a self-assessment.

Director Qualifications

Our Board believes that maintaining a Board with a range of skills and experience meeting our needs is important, as is maintaining a size that facilitates group discussion and collegiality.

Our Nominating and Governance Committee, consisting solely of independent directors as determined under applicable NASDAQ listing standards, is responsible for reviewing with our Board, on an annual basis, the requisite skills and characteristics of potential new Board members as well as the composition of our Board as a whole. This assessment includes members’ qualification as independent, as well as consideration of character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of our Board and our business. Nominees for directorship are selected by our Nominating and Governance Committee and approved by our Board in accordance with such policies and principles as our Board may promulgate after considering the recommendation of our Nominating and Governance Committee.

Our Corporate Governance Guidelines emphasize the importance of maintaining a Board with a range of skills and experience meeting the needs of the Company. Our Nominating and Governance Committee seeks to identify for Board positions the most qualified candidates, without regard to race, color, veteran status, religion, gender, sex, sexual orientation, medical condition, national origin, marital status or any other characteristics protected by law. Our Nominating and Governance Committee does not have a formal policy with respect to diversity; however, our Board and Nominating and Governance Committee believe that it is important that the members of our Board represent diverse viewpoints, and are committed to an inclusive approach in identifying candidates who provide a variety skills and experience to the Board, including qualified female Board candidates. Our Nominating and Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. From time to time, we also have engaged one or more executive search consulting firms to assist in the identification and recruitment of potential director candidates.

Our Corporate Governance Guidelines provide that each director should be able and prepared to devote sufficient time and effort to his or her duties as a director. Directors are not permitted to sit on more than six publicly traded company boards or, if such director is a CEO of a public company, he or she is not permitted to sit on the board of more than two public companies besides the board of his or her own company.

Our Board does not have term limits. Directors who have served on our Board for an extended period of time are able to provide valuable insight into our operations and future based on their experience with and understanding of our industry, business operations, history, policy and objectives. Our Board believes that, as an alternative to term limits, it can ensure that the Board continues to evolve through the evaluation and nomination process required by our Corporate Governance Guidelines.

Our Corporate Governance Guidelines also provide that, as a general matter, a director should not stand for re-election as a non-employee director after his or her 75th birthday. Non-employee directors are required to tender their resignation no later than the expiration of their elected term following their 75th birthday. Retirement of a director who has reached the age of retirement may be postponed if our Board determines that it would be in the best interests of RealPage and its stockholders under the particular circumstances. In considering the nominees for 2020, the Board considered that Mr. Berkeley is 75 years old and determined that Mr. Berkeley’s extensive experience in corporate finance and securities matters, his experience as a chief executive officer of various companies, his leadership positions with the NASDAQ Stock Market, Inc., and knowledge gained from service on the boards of various publicly traded and private companies and federal committees, are valuable to the Board. The Board has requested, and Mr. Berkeley has consented, to his nomination for an additional term on the Board. In addition, our Board may nominate any person for election as a non-employee director regardless of his or her age if our Board determines that, due to his or her unique capabilities or special circumstances, the election of such person is in the best interest of RealPage.

Our directors are elected under our bylaws by a plurality of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors, which means that the nominees who receive the greatest number of votes will be elected and withheld votes and broker non-votes will not be counted either for or against the election of a director nominee. However, under our Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the number of candidates for election does not exceed the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than votes “for” such election, shall promptly tender his or her resignation following the meeting at which they are elected or reelected as director. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action. In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members in deciding whether to recommend acceptance of a director’s resignation.

The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the election results. In considering the Nominating and Governance Committee’s recommendation, the Board will consider all factors deemed relevant by its members in deciding whether to accept a director’s resignation.

Our Nominating and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this proxy statement under “Deadline for Receipt of Stockholder Proposals for 2021 Annual Meeting.” There are no differences in the manner in which our Nominating and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Director Independence

In accordance with the listing requirements of the NASDAQ Stock Market and our Corporate Governance Guidelines, a majority of our Board must be composed of independent directors. Our Board has determined that each of Mr. Berkeley, Mr. Gyenes, Mr. Ingraham, Ms. Jones, Mr. Kane, Mr. Leeds and Mr. Wright is independent under applicable NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Board and Committee Meetings and Attendance

Under our bylaws, regular meetings of our Board are held at such times as our Board may determine. Special meetings of our Board may be called by a majority of the authorized number of directors, the Chairman, the Chief Executive Officer, the President or the Secretary. Our Board held a total of six meetings during 2019. Each director attended 75% or more of the total number of meetings of our Board and the committees of our Board on which such director served during 2019.

The non-employee directors on our Board and Board committees generally meet quarterly in executive session. Executive sessions of our Board may include, among other things, a discussion of the performance of the Chairman and Chief Executive Officer, matters concerning the relationship of our Board with the management directors and other members of senior management, and such other matters as the non-employee directors deem appropriate. No formal action of our Board is taken during executive sessions of the non-employee directors, although the non-employee directors may subsequently recommend matters for consideration by the full Board. In addition, our Audit Committee holds an executive session at each of its meetings and our Compensation Committee holds an executive session at the meeting in which annual compensation is reviewed and determined. On occasion, our non-employee directors invite our Chief Legal Officer to attend executive sessions in the role as legal counsel, but members of management, including Mr. Winn, are otherwise not present at executive sessions of Board and committee meetings. Although all of our current non-employee directors are considered to be independent, if any non-employee directors were determined not to be independent, the independent directors would be required to meet alone in an executive session at least twice per year.

Board Committees

Our Board has three standing committees:

•	the Audit Committee;

•	the Compensation Committee; and

•	the Nominating and Governance Committee.

Committee members are appointed by our Board, which considers the recommendation of our Nominating and Governance Committee and the desires of the individual directors. The table below lists the current membership of each committee and the number of committee meetings held in 2019.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Alfred R. Berkeley, III		Member
Peter Gyenes	Member	Chairman	Member
Scott Ingraham	Member		Member
Dana S. Jones		Member
Charles F. Kane	Chairman	Member	Member
Jeffrey T. Leeds			Chairman
Jason A. Wright	Member	Member	Member

Number of meetings held in 2019	4	4	2

Our Board has determined that each member of each committee is independent under the applicable requirements of NASDAQ and SEC rules and regulations. Our Board has adopted a charter for each committee. Copies of such charters are available without charge, upon request in writing to RealPage, Inc., 2201 Lakeside Boulevard, Richardson, Texas 75082, Attn: Chief Legal Officer or on our website at https://investor.realpage.com/corporate-governance/governance-documents or https://www.realpage.com/ by clicking on “Company,” “Investor Relations,” “Governance” and then “Governance Documents.” We believe that the composition, charter and functioning of each of our committees comply with the applicable requirements of NASDAQ and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The primary responsibilities of each committee are described below.

Audit Committee

Our Audit Committee’s responsibilities are specifically set forth in the committee’s charter, which can be found at https://investor.realpage.com/corporate-governance/governance-documents or https://www.realpage.com/ by clicking on “Company,” “Investor Relations,” “Governance” and then “Governance Documents.” Among other things, our Audit Committee is responsible for:

•	approving the audit and non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, performance and independence of our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results;

•	preparing the audit committee report required in our annual proxy statement; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

Our Board has determined that each member of our Audit Committee is independent under the applicable requirements of NASDAQ and SEC rules and regulations, meets the requirements for financial literacy and sophistication, and qualifies as an “audit committee financial expert” under the applicable requirements of NASDAQ and SEC rules and regulations.

Compensation Committee

Our Compensation Committee’s responsibilities are specifically set forth in the committee’s charter, which can be found at https://investor.realpage.com/corporate-governance/governance-documents or https://www.realpage.com/ by clicking on “Company,” “Investor Relations,” “Governance” and then “Governance Documents.” Among other things, our Compensation Committee is responsible for:

•	overseeing our overall compensation philosophy, compensation plans and benefits programs;

•	reviewing and recommending to the full Board, or approving, new executive compensation programs and revisions to existing programs;

•

periodically reviewing executive compensation programs and total compensation levels, including conducting comparative analyses of total compensation relative to market, quantifying maximum payouts to executives under performance-based incentive plans and total payments under a variety of termination conditions, including upon a change of control, and the impact of tax and accounting rules and changes;

•	reviewing and recommending compensation programs for outside directors;

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and evaluating his performance in light of such goals and objectives;

•

reviewing and approving the following for our Chief Executive Officer and our other executive officers identified by our Compensation Committee: annual base salaries, annual incentive bonuses, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control arrangements, signing bonuses and payment of relocation costs, and any other benefits, compensation or arrangements;

•	reviewing and recommending to the full Board, or approving, any contracts or other transactions with our current or former executive officers;

•	reviewing the plans for officer development and corporate succession plans for our Chief Executive Officer and other senior executive officers;

•

in its discretion, retaining or obtaining advice of compensation consultants, outside legal counsel or other advisors to assist our Compensation Committee in the performance of its responsibilities, and appointing, compensating and overseeing the work of any such consultants, counsel and advisors;

•

establishing and administering annual and long-term incentive compensation plans for senior executive officers, including establishing performance objectives and certifying performance achievement, and reviewing and approving all equity-based compensation plans and granting awards of shares and stock options pursuant to such plans;

•

administering our equity incentive plans, including granting awards under such plans to eligible persons in accordance with procedures and guidelines established by the Board, and recommending to our Board any amendments to the plans and changes in the number of shares reserved for issuance under such plans;

•

reviewing and discussing with management the compensation discussion and analysis and related disclosures required by the SEC, and reviewing and recommending the final compensation discussion and analysis to our Board for inclusion in our annual report and proxy statement;

•	preparing the compensation committee report required by the SEC to be furnished with our annual report and proxy statement;

•	reviewing and reassessing the adequacy of the Compensation Committee charter and recommending changes to our Board for approval; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with our Compensation Committee charter.

Our Board has determined that each member of our Compensation Committee is independent under the applicable requirements of NASDAQ and SEC rules and regulations, and is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act.

Additional information regarding the processes and procedures that our Compensation Committee employs when considering and determining director and executive compensation, including the committee’s engagement of independent compensation consultants for advice in connection with the exercise of its responsibilities, is set forth below under “Governance — Director Compensation” and “Executive Compensation — Compensation Discussion and Analysis.”

Nominating and Governance Committee

Our Nominating and Governance Committee’s responsibilities are specifically set forth in the committee’s charter, which can be found at https://investor.realpage.com/corporate-governance/governance-documents or https://www.realpage.com/ by clicking on “Company,” “Investor Relations,” “Governance” and then “Governance Documents.” Among other things, our Nominating and Governance Committee is responsible for:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board and management;

•	recommending members for each Board committee to our Board;

•	reviewing and monitoring our Code of Business Conduct and Ethics and actual and potential conflicts of interest of members of our Board and officers; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

Our Board has determined that each member of our Nominating and Governance Committee is independent under the applicable requirements of NASDAQ and SEC rules and regulations.

Board Oversight of Risk

Our Board oversees risk management in a number of ways. Our Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, our Compensation Committee considers risk management when setting the compensation policies and programs for our executive officers and other employees. Our full Board considers various risk-related items periodically, including risks related to intellectual property, taxes, products and employees, as well as the impact on us of public health issues such as the coronavirus (COVID-19). Our Board also considers our efforts to manage such risks through safety measures, insurance or self-insurance.

Communication with our Board

Stockholders may communicate with members of our Board by mail addressed to the Chairman, to any other individual member of our Board, to the full Board, or to a particular committee of our Board. In each case, such correspondence should be sent to the following address: 2201 Lakeside Boulevard, Richardson, Texas 75082, Attention: Corporate Secretary. Correspondence received that is addressed to the members of our Board will be reviewed by our Chief Legal Officer or our Chief Legal Officer’s designee, who will forward such correspondence to the appropriate members of our Board.

ADDITIONAL GOVERNANCE INFORMATION

We are committed to strong corporate governance, which we believe promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in RealPage.

Articles and Bylaws

Our certificate of incorporation and bylaws can be accessed through our filings located in the “Company Filings” portion of the SEC website at www.sec.gov. Our amended and restated certificate of incorporation was attached as Exhibit 3.1 to our Form 10-Q filed with the SEC on August 6, 2018 and our bylaws were attached as Exhibit 3.4 to our Registration Statement on Form S-1/A filed with the SEC on July 26, 2010. Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Board committee charters and other governance materials can be accessed on our website, https://investor.realpage.com/corporate-governance/governance-documents or https://www.realpage.com/, by clicking on “Company,” “Investor Relations,” “Governance” and then “Governance Documents.”

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics. The code applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), directors and agents. A copy of our Code of Business Conduct and Ethics can be found on our website at https://investor.realpage.com/corporate-governance/governance-documents or https://www.realpage.com/, by clicking on “Company,” “Investor Relations,” “Governance” and then “Governance Documents.” A copy also is available without charge upon request in writing to RealPage, Inc., 2201 Lakeside Boulevard, Richardson, Texas 75082, Attn: Chief Legal Officer. We intend to disclose future amendments to provisions of our Code of Business Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or our directors, on our website to the extent and in the manner permitted by Item 5.05 of Form  8-K.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that address matters pertaining to director qualifications, director responsibilities, lead independent director responsibilities, executive sessions of Board meetings, communications with stockholders, Board committee matters, director access to officers, employees and independent advisors, director compensation, director minimum stock ownership requirements, director orientation and continuing education, Chief Executive Officer evaluation, management and Board succession, indemnification and director and officer insurance, and annual Board performance evaluations. A copy of the Corporate Governance Guidelines can be found on our website at https://investor.realpage.com/corporate-governance/governance-documents or https://www.realpage.com/, by clicking on “Company,” “Investor Relations,” “Governance” and then “Governance Documents.” A copy also is available without charge upon request in writing to RealPage, Inc., 2201 Lakeside Boulevard, Richardson, Texas 75082, Attn: Chief Legal Officer.

Director Minimum Stock Ownership Requirements

Our Board members are encouraged to make a substantial investment in Company stock. Accordingly, our Corporate Governance Guidelines require our directors to own a number of shares of our common stock with an aggregate value equal to at least three times their annual cash retainer within four years after joining our Board or as soon thereafter as is practicable. During 2019 and as of the date of this proxy statement, each of our Board members maintained stock ownership consistent with our stock ownership guidelines. Our Board has also adopted a Stock Ownership Guidelines Policy for our Chief Executive Officer as described under “Executive Compensation —Other Executive Compensation Consideration —Executive Stock Ownership” below.

Hedging, Short Sale and Pledging Policy under our Insider Trading Policy

We have adopted an Insider Trading Policy. That policy prohibits all employees, including our executive officers, and all directors and agents from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our securities. All employees, including our executive officers, and all of our directors and agents are also prohibited from pledging our securities or engaging in short sales of our securities.

Director Attendance at Annual Meetings of Stockholders

We encourage, but do not require, our directors to attend our annual stockholders’ meeting. Our board members were not able to attend our 2019 annual meeting.

DIRECTOR COMPENSATION

Determining Compensation for Non-Employee Directors in 2019

Our Compensation Committee reviews and makes recommendations to our Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of RealPage receive no compensation for service on our Board. Our director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active board membership. Our Compensation Committee and our Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on our Board and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on our Board.

Discussion of Director Compensation

In 2019, the annual compensation for our non-employee directors was composed of cash compensation in the form of an annual retainer and meeting and committee fees and equity compensation in the form of restricted stock awards. Each of these components is described below.

Independent Director Compensation Plan

Our independent director compensation plan provided for the following compensation to our independent directors during 2019:

Retainer	$12,500 per quarter
Lead Independent Director retainer	$5,000 per quarter
Audit Committee chair retainer	$6,250 per quarter
Audit Committee member (excluding chair) retainer	$3,000 per quarter
Compensation Committee chair retainer	$5,000 per quarter
Compensation Committee member (excluding chair) retainer	$2,250 per quarter
Other Board committee chair retainer	$3,000 per quarter
Other Board committee member (excluding chair) retainer	$1,500 per quarter
Annual restricted stock grant (each April 1)	$220,000 restricted stock value (1)

(1)

The restrictions related to each annual restricted stock grant lapse with respect to 25% of the restricted shares subject to the grant each quarter commencing on the first day of the calendar quarter immediately following the grant date for four consecutive quarters, subject to the continuous service of the director through each applicable date.

In February 2020, in connection with its regular review of independent director compensation and based in part on information and advice from Meridian Compensation Partners, LLC, its independent compensation consultant with respect to compensation elements, levels and trends in outside director compensation among our peer group of companies, our Compensation Committee determined that all elements of director compensation described above should remain the same in 2020 as in 2019.

The term “independent directors” for purposes of our independent director compensation plan means each of our non-employee directors. The annual equity grants occur automatically on April 1 of each year, pursuant to the terms of the RealPage, Inc. 2010 Equity Incentive Plan (as amended and restated June 4, 2014), as further amended (the “2010 Equity Incentive Plan”).

On April 1, 2019, pursuant to our amended independent director compensation plan and the automatic annual restricted stock grant provisions of our 2010 Equity Incentive Plan, we issued 3,645 shares of our restricted common stock to each of Alfred R. Berkeley, III, Peter Gyenes, Scott S. Ingraham, Charles F. Kane, Jeffrey T. Leeds, and Jason A. Wright. On October 21, 2019, pursuant to our amended independent director compensation plan and the prorated initial restricted stock grant provisions of our 2010 Equity Incentive Plan, we issued 1,471 shares of our restricted common stock to Dana S. Jones upon her election to the Board of Directors.

On April 1, 2020, pursuant to our amended independent director compensation plan and the automatic annual restricted stock grant provisions of our 2010 Equity Incentive Plan, we issued 3,947 shares of our restricted common stock to each of Alfred R. Berkeley, III, Peter Gyenes, Scott S. Ingraham, Dana S. Jones, Charles F. Kane, Jeffrey T. Leeds, and Jason A. Wright.

Director Compensation Table for Year Ended December 31, 2019

The following table sets forth the annual director compensation paid or accrued by us to individuals who were directors during any part of 2019. The table excludes Stephen T. Winn, who is our Chief Executive Officer and who did not receive any compensation from us in his role as director in 2019.

DIRECTOR COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 2019

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Alfred R. Berkley, III	$57,000	$220,000	$277,000
Peter Gyenes	85,500	220,000	305,500
Scott S. Ingraham	81,250	220,000	301,250
Dana S. Jones	14,750	89,113	103,863
Charles F. Kane	86,750	220,000	306,750
Jeffrey T. Leeds	60,750	220,000	280,750
Jason A. Wright	93,750	220,000	313,750

(1)

Equals 3,645 shares granted to Mr. Berkeley, Mr. Gyenes, Mr. Ingraham, Mr. Kane, Mr. Leeds and Mr. Wright and equals 1,471 shares granted to Ms. Jones in 2019. The number of shares granted was determined based upon the average of the closing market price of RealPage common stock on each of the 30 trading days immediately preceding the grant date. The value of each award, as calculated pursuant to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, was $225,626 for Mr. Berkeley, Mr. Gyenes, Mr. Ingraham, Mr. Kane, Mr. Leeds and Mr. Wright and $89,113 for Ms. Jones. See Note 10 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, for a discussion of assumptions made in determining the grant date fair value of our restricted stock awards.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS.

Since January 1, 2019, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under “Governance — Director Compensation,” “Executive Compensation — Compensation Discussion and Analysis,” and the following transactions.

On May 1, 2019, we entered into a Preferred Provider and Strategic Marketing Agreement (“Preferred Provider Agreement”) and a RealPage One Master Agreement (“OMA”) with the Winn Family Office, LLC (“WFO”). Pursuant to these agreements, we and WFO agreed that WFO will recommend us as a preferred provider of services to managers of real estate development properties in which WFO has an ownership interest. WFO is owned and controlled by Steve Winn, the Chairman of the Board and Chief Executive Officer and (with his affiliates) a principal shareholder of RealPage. During 2019, RealPage received a total of $192,272 in fees from WFO related to these agreements. We believe that the terms provided to WFO pursuant to these agreements, including the pricing for services and the other commercial terms contained therein, are reasonable and reflect terms that we offer or would offer to unrelated third parties presenting a commercial opportunity similar in scope to that provided by WFO.

Ms. Glover’s sister in law has been a non-executive employee of RealPage since May 2011, and in such capacity receives annual compensation in excess of $120,000. Such employment terms were established by RealPage directly with Ms. Glover’s sister in law and are based upon market terms and not based upon Ms. Glover’s relationship with us.

Stock Options and Restricted Stock

Certain restricted stock grants to our non-employee directors are described in “Director Compensation.”

Certain stock option and restricted stock grants to our named executive officers (“NEOs”) are described in “Executive Compensation — Grants of Plan-Based Awards,” “Executive Compensation — Compensation Tables — Outstanding Equity Awards at December 31, 2019” and “Executive Compensation — Compensation Tables — Supplemental Information Regarding Arrangements With Executive Officers  — Employment Agreements.”

Employment Arrangements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers that include, among other things, compensation terms, provisions regarding payments upon termination in certain circumstances and confidentiality, non-competition and indemnification provisions. The employment agreements with our NEOs are described under “Executive Compensation — Compensation Tables — Supplemental Information Regarding Arrangements With Executive Officers — Employment Agreements.”

Other Relationships

There are no family relationships among any of our directors or executive officers.

Policies and Procedures for Related Party Transactions

Our Code of Conduct requires that our directors, officers and employees disclose any transaction involving the Company in which they have a significant financial interest, and seek approval where required by the Code of

Conduct. Our Audit Committee is responsible for reviewing and approving in advance any related party transaction. Our Audit Committee has not adopted specific policies or guidelines relating to the approval of related party transactions. Our directors who are members of our Audit Committee determine whether to approve related party transactions in the exercise of their fiduciary duties as directors and members of our Audit Committee and the terms of our Code of Conduct.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions of our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP

OWNERSHIP OF EQUITY SECURITIES OF REALPAGE

The following table sets forth information regarding ownership of our common stock by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees for director;

•	each of our NEOs; and

•	all directors and executive officers as a group.

The amounts for our NEOs and executive officers and directors as a group and our significant stockholders are as of April 9, 2020, the Record Date, unless otherwise indicated in a footnote below (and in that case are based upon SEC filings made on behalf of such owners). Beneficial ownership in this table is determined in accordance with the rules of the SEC, and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes all shares of restricted stock, and those shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after April 9, 2020. For purposes of calculating each person’s or group’s percentage ownership, unvested stock options exercisable within 60 days and all shares of restricted stock are included for that person or group, but not for any other person or group. Percentage of beneficial ownership is based on the shares of common stock outstanding as of April 9, 2020. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Held	Approximate Percentage of Common Stock Outstanding
5% Stockholders:
Stephen T. Winn and entities affiliated with Stephen T. Winn (2)	12,011,248	12.44%
BlackRock, Inc. (3)	5,024,523	5.22
The Vanguard Group (4)	7,312,160	7.60
T. Rowe Price Associates Inc. (5)	9,615,290	9.99
Named Executive Officers, Directors and Nominees:
Stephen T. Winn (2)	12,011,248	12.44
Thomas C. Ernst, Jr. (6)	111,860	*
Ashley Glover (7)	171,494	*
David G. Monk(8)	227,147	*
William P. Chaney (9)	86,407	*
W. Bryan Hill(10)	11,566	*
Alfred R. Berkeley, III (11)	37,404	*
Peter Gyenes (12)	119,973	*
Scott S. Ingraham (13)	59,800	*
Dana S. Jones(14)	5,418	*
Charles F. Kane (15)	26,764	*
Jeffrey T. Leeds (16)	186,096	*
Jason A. Wright (17)	98,425	*
All executive officers and directors as a group (17 people) (18)	13,422,804	13.91%

(1)

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse. Unless otherwise noted below, the address of each person listed on the table is c/o RealPage, Inc., 2201 Lakeside Boulevard, Richardson, Texas 75082.
(2)

Represents 12,011,248 shares held by Stephen T. Winn, of which 639,860 shares are subject to forfeiture to us and 275,000 shares are issuable upon the exercise of options to purchase shares of our common stock held by Mr. Winn that are exercisable within 60 days after April 9, 2020, 7,304,587 shares held by Seren Capital, Ltd., and 3,000,000 shares held by Seren Capital II, Ltd. Stephen T. Winn is the sole manager and president of Seren Capital Management, L.L.C., which is the general partner of Seren Capital, Ltd., or the Seren Partnership, and, by virtue of this relationship, has sole voting and dispositive power over the shares held by the Seren Partnership. Stephen T. Winn is the sole manager and president of Seren Capital Management II, L.L.C., which is the general partner of Seren Capital II, Ltd., or the Seren II Partnership, and, by virtue of this relationship, has sole voting and dispositive power over the shares held by the Seren II Partnership.

(3)

Pursuant to a Schedule 13G filed February 10, 2020, represents 5,024,523 shares beneficially owned by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055. BlackRock has sole power to vote or to direct the vote of 4,729,862 shares and sole power to dispose or to direct the disposition of 5,024,523 shares.

(4)

Pursuant to a Schedule 13G/A filed February 12, 2020, represents 7,312,160 shares beneficially owned by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd., Malvern, PA. 19355. Vanguard has sole power to vote or direct to vote 46,639 shares, shared power to vote or direct to vote 15,564 shares, sole power to dispose or to direct the disposition of 7,260,642 shares and shared power to dispose of or to direct the disposition of 51,518 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 35,954 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 26,249 shares as a result of its serving as investment manager of Australian investment offerings.

(5)

Pursuant to a Schedule 13G/A filed March 10, 2020, represents 9,615,290 shares beneficially owned by T. Rowe Price Associates, Inc. (“Price Associates”). As reported in the Schedule 13G/A, (i) Price Associates has sole power to dispose or to direct the disposition of 9,615,290 shares and (ii) Price Associates has sole power to vote or direct to vote 2,110,389 shares and T. Rowe Price New Horizons Fund, Inc. has sole power to vote or direct to vote 6,388,916 shares. The address for these entities is 100 E. Pratt Street, Baltimore, MD 21202. Price Associates has sole power to vote or direct to vote 2,110,389 shares and sole power to dispose or to direct the disposition of 9,615,290 shares. Price New Horizons Fund has sole power to vote or direct to vote 6,388,916 shares.

(6)	Includes 98,037 shares subject to forfeiture to us held by Mr. Ernst.
(7)	Includes 151,546 shares subject to forfeiture to us held by Ms. Glover.
(8)

Includes 58,894 shares subject to forfeiture to us and 71,045 shares issuable upon the exercise of options to purchase shares of our common stock held by Mr. Monk that are exercisable within 60 days after April 9, 2020.

(9)	Includes 77,048 shares subject to forfeiture to us held by Mr. Chaney.
(10)	Based upon the most recent information available to the Company as of May 2019.
(11)	Includes 3,947 shares subject to forfeiture to us, and 6,931 shares held jointly by Alfred R. Berkeley III and Muriel Van Dusen Berkeley as tenants in entirety.
(12)	Includes 3,947 shares subject to forfeiture to us held by Mr. Gyenes.
(13)	Includes 3,947 shares subject to forfeiture to us held by Mr. Ingraham.
(14)	Includes 4,684 shares subject to forfeiture to us held by Ms. Jones.
(15)	Includes 3,947 shares subject to forfeiture to us held by Mr. Kane.
(16)	Includes 3,947 shares subject to forfeiture to us held by Mr. Leeds.
(17)	Includes 3,947 shares subject to forfeiture to us held by Mr. Wright.
(18)

Consists of 13,411,238 shares held of record by our directors and executive officers, which includes 1,234,539 shares subject to forfeiture to us, 346,497 shares issuable upon the exercise of options held by our directors and executive officers that are exercisable within 60 days after April 9, 2020 and 10,304,587 shares held by entities over which our directors and executive officers may be deemed to have voting or dispositive power.

EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each of our executive officers as of the Record Date.

Name of Executive Officer	Age	Position
Stephen T. Winn	73	Chairman of the Board of Directors and Chief Executive Officer
Thomas C. Ernst, Jr.	51	Executive Vice President, Chief Financial Officer and Treasurer
Ashley Glover	48	President
Michael A. Britti	60	Executive Vice President, Mergers and Acquisitions and Emerging Markets
David G. Monk	53	Executive Vice President, Chief Legal Officer and Secretary
Barry R. Carter	57	Senior Vice President, Chief Information Officer
Brian Shelton	46	Senior Vice President and Chief Accounting Officer
Kurt E. Twining	65	Senior Vice President, Chief People Officer

Executive Officers

Stephen T. Winn serves as our Chairman of the Board, Chief Executive Officer and President, and is a member of our Board. See “Governance — Incumbent Directors Whose Terms Of Office Continue After The Annual Meeting” for additional information with respect to Mr. Winn.

Thomas C. Ernst, Jr. has served as our Executive Vice President, Chief Financial Officer and Treasurer since January 2019. Mr. Ernst is responsible for the company’s financial management and reporting, including investor relations, credit facility management, financial planning and analysis, internal reporting, mergers and acquisitions, product pricing control and billing. Mr. Ernst brings more than 20 years of experience in software industry finance and investment advisory, where he advised many high-profile SaaS businesses on organic and acquisition strategies to drive innovation and growth. In 2015, he founded Tom Ernst Advisory (TEA), a strategic consulting firm focused on the software industry. In 2018, Mr. Ernst led TEA in providing strategic advice to software companies, including RealPage. Prior to TEA, Mr. Ernst led the Goldman Sachs Software Investment Banking Team globally and the Deutsche Bank Software U.S. Equity Research Team in coverage of over 30 stocks. Prior to Goldman Sachs, he served as a nuclear engineer and submarine warfare officer in the U.S. Navy. Mr. Ernst has a B.S. in Mathematics from the University of Minnesota and an M.B.A. from the University of Chicago Booth School of Business.

Ashley Glover has served as our President since January 2020. Ms. Glover is responsible for the execution of RealPage’s business plan, focusing primarily on the Company’s largest multifamily businesses and our global operations. Ms. Glover served as our Executive Vice President, Chief Operating Officer from January 2018 until January 2020 and managed international operations and customer acquisition, assimilation and retention organizations. Ms. Glover also served as our Executive Vice President and Chief Revenue Officer from August 2016 until January 2018. Ms. Glover served as a consultant in real estate investment, operations, and strategy in the US and Europe from January 2014 to July 2016. Ms. Glover served as our Executive Vice President, Chief Sales and Marketing Officer from February 2012 to December 2013 and previously served as our Executive Vice President, Multifamily Solutions from January 2010 to February 2012, as our Executive Vice President, Resident Solutions from April 2009 to January 2010 and as our Senior Vice President, Velocity Utility and Billing Services, from March 2005 until April 2009. From November 2004 through early March 2005, Ms. Glover served in a consulting capacity for us in conjunction with our acquisition of The Pleco Group, LLC. From August 1995 to July 1997 and again from August 1999 to July 2003, Ms. Glover handled both international and domestic assignments for McKinsey & Company. Ms. Glover received her B.S. in computer science from Southern Methodist University and her M.B.A. from Harvard University.

Michael A. Britti has served as our Executive Vice President of Mergers and Acquisitions and Emerging Markets since January 2020. Mr. Britti is responsible for managing our various Emerging Markets businesses, which include our Mixed Use, AIM, vacation rental, and related businesses. Mr. Britti also manages mergers and acquisitions. Prior to January 2020 and since August 2009, Mr. Britti served as our Senior Vice President of Mergers and Acquisitions, overseeing the negotiation and closing of transactions valued at more than $2 billion. Prior to joining the Company, Mr. Britti served as the GVP of Rental Screening Solutions, a business unit of TransUnion LLC. Prior to that, Mr. Britti served as the CEO and founder of CreditRetriever LLC. He has held senior-level positions at successful start-ups, including OpsTechnology (now a wholly owned subsidiary of RealPage), SafeRent and One Point Communication. He has two US Patents for inventions in screening processes and is a member of the National Multifamily Housing Council and National Apartment Association. Mr. Britti attended the University of Maryland College Park and the University of Pennsylvania’s Wharton School of Business.

David G. Monk has served as our Executive Vice President, Chief Legal Officer and Secretary since January 2016. Mr. Monk is responsible for management of our legal department and compliance operations. Mr. Monk previously served as our Senior Vice President, Chief Legal Officer and Secretary from May 2015 through January 2016, and as Senior Vice President and Deputy General Counsel from June 2010 through April 2015. Prior to joining us, Mr. Monk was a partner in private practice with the international law firm Baker Botts L.L.P., where he practiced from October 1992 to June 2010 and represented clients on a variety of matters including mergers and acquisitions, securities offerings, SEC compliance, corporate governance, technology and outsourcing transactions, and general corporate matters. Mr. Monk received his B.B.A. in finance from Texas A&M University and his J.D. from Southern Methodist University’s Dedman School of Law.

Barry R. Carter has served as our Senior Vice President and Chief Information Officer since July 2017. Mr. Carter is responsible for overseeing the management of our Information Technology operations, corporate applications, product engineering, enterprise architecture, and portfolio management. Before joining RealPage and from August 2012 to July 2017, Mr. Carter served as Chief Financial Officer and Chief Operating Officer at EFG, a specialty insurance company in Las Colinas, driving the digital transformation of sales. Prior to then, Mr. Carter served in a variety of leadership roles, including executive vice president of Fujitsu American, and chief information officer of Alliance Data, Capital One Auto Finance, and AirTran Airways. In 2009, Mr. Carter was selected by the CIO Leadership Network as a winner of the Global Innovation and Change Leadership Award. Mr. Carter received his B.A. in Computer Science from East Carolina University and his M.B.A. in Organizations and Management from Syracuse University. Most recently, he received the MIT Sloan School of Management Executive Certificate in Technology, Operations, and Value Chain Management.

Brian Shelton has served as our Senior Vice President and Chief Accounting Officer since January 2020. As the Company’s principal accounting officer, Mr. Shelton oversees all accounting functions including internal and external financial reporting, corporate accounting, acquisitions and divestitures, revenue operations and accounting and stock administration. Mr. Shelton’s financial and accounting experience spans more than two decades. He has been with RealPage since 2014, previously serving as our Senior Vice President, Finance, where Mr. Shelton’s primary responsibilities included financial planning and analysis, merger and acquisition support, and internal reporting. From 2004 through 2014, he held various financial leadership roles at St. Jude Medical, Inc., a global medical device manufacturer acquired by Abbot Laboratories in 2017. Prior to joining St. Jude Medical, Inc., Mr. Shelton held positions with Ernst & Young LLP and Arthur Andersen LLP. Mr. Shelton received his B.S. in Accountancy from Northern Arizona University and his M.B.A. from the Cox School of Business at Southern Methodist University.

Kurt E. Twining has served as our Senior Vice President and Chief People Officer since July 2011. Mr. Twining oversees our human resources affairs, including employee recruitment, compensation, benefits, human resource management systems, organizational development, community outreach activities relating to inclusion and philanthropy, and global facilities operations. Mr. Twining brings extensive human resource experience in creating high performing cultures in companies on a global basis. His industry experience includes high tech, consumer goods, logistics, and consultative engagements with many Fortune 500 companies. Before joining RealPage, Mr. Twining was general manager and partner for Buck Consulting, a firm specializing in all areas of human capital, inclusive of talent management, rewards systems, and executive compensation to board of directors. Prior to joining Buck Consulting, he served in a variety of leadership roles as senior vice president of HR for Freescale Semiconductor, general manager for the Hay Group, senior vice president of HR for AmeriServe, vice president at PepsiCo Food Systems and in progressive human resources positions for Texas Instruments. He is a member of the National Apartment Association and the National Multifamily Housing Council and has served on the executive boards for Habitat for Humanity and The Family Place. Mr. Twining received his B.S. in Criminal Justice and his M.S. in Industrial Labor Relations from Michigan State University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or “CD&A,” describes our executive compensation program for 2019. In particular this CD&A explains how the Compensation Committee of our Board made compensation decisions for the following named executive officers, or “NEOs,” for the fiscal year ended December 31, 2019, who include our principal executive officer, principal financial officer, and each of the three most highly compensated executive officers other than our principal executive officer and principal financial officer. As disclosed in prior SEC filings, Mr. Hill resigned his position as Executive Vice President, Chief Financial Officer and Treasurer in January 2019, and Mr. Chaney resigned his position as Executive Vice President in January 2020. This CD&A also describes decisions made by our Compensation Committee related to compensation that applies to the NEOs for 2020.

Name	Title	Officer Role
Stephen T. Winn	Chairman and Chief Executive Officer	Principal executive officer and principal operating officer; NEO
Thomas C. Ernst, Jr.	Executive Vice President, Chief Financial Officer and Treasurer	Principal financial officer; NEO
Ashley Glover	President	NEO
David G. Monk	Executive Vice President, Chief Legal Officer and Secretary	NEO
William P. Chaney	Former Executive Vice President	NEO
W. Bryan Hill	Former Executive Vice President, Chief Financial Officer and Treasurer	Former principal financial officer; principal accounting officer; NEO

This CD&A should be read together with the compensation tables and related disclosures that follow this discussion.

Compensation Philosophy and Objectives

Our philosophy is to provide a compensation opportunity to each of our NEOs that is commensurate with his or her position and experience, provide incentives for the NEO to meet and exceed challenging but reasonably attainable short-term and long-term corporate objectives as determined by our Board and align the NEOs’ incentives with the long-term interests of our stockholders. Additionally, our executive compensation program is intended to provide significant motivation to our NEOs to remain with the Company and continue to generate value for the Company. Our Compensation Committee has also reviewed with management the design and operation of our incentive compensation arrangements for all employees and concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are appropriate and do not encourage inappropriate risk taking or risk taking that is reasonably likely to have a material adverse effect on us.

Based on this philosophy, the primary objectives of our Board and Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate skilled and knowledgeable executive talent;

•	ensure that executive compensation is aligned with our corporate strategies and business objectives; and

•	align the incentives of the NEOs with the creation of value for our stockholders.

To achieve these objectives, our Compensation Committee periodically evaluates our executive compensation program with the goal of establishing compensation opportunities at levels our Compensation

Committee believes to be competitive with those of our designated peer group companies. Additionally, we design our executive compensation program to tie a portion of each NEO’s overall cash compensation to key strategic, financial and operational goals set by our Board.

Compensation Decision-Making Process

Our Compensation Committee is responsible for overseeing and approving our executive compensation program. Our Compensation Committee currently consists of Alfred R. Berkeley, III, Peter Gyenes, Dana S. Jones, Charles F. Kane, and Jason A. Wright. Mr. Gyenes has been appointed to serve as the Chairman of our Compensation Committee. Our Board has determined that each member of our Compensation Committee is independent under the applicable requirements of NASDAQ and SEC rules and regulations, and is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act. For a discussion of the specific responsibilities of our Compensation Committee, see “Governance — Board and Committee Governance — Board Committees.”

Our Compensation Committee makes base salary, cash bonus and long-term incentive compensation recommendations for our Chief Executive Officer, based upon his performance and contributions to achieving our overall corporate objectives. Our Chief Executive Officer is not present during deliberations or voting by the Compensation Committee regarding his performance goals, performance evaluation or compensation level, and he abstains from voting on matters where our Board acts on our Compensation Committee’s recommendations regarding his compensation.

For purposes of determining compensation levels for our Chief Executive Officer, our Compensation Committee considers our overall achievement of corporate objectives, Company performance, the performance and individual contributions of our Chief Executive Officer, public company proxy data, survey group market data, advice from an independent executive compensation consultant, our Chief Executive Officer’s equity ownership and our Compensation Committee members’ own experience in compensation-related matters.

With respect to our other NEOs, our Chief Executive Officer makes base salary, cash bonus and long-term incentive compensation recommendations to our Compensation Committee based on the NEO’s level of responsibility, performance and contribution to achieving our overall corporate objectives. Our Compensation Committee also considers Company performance, public company proxy data, survey group market data, information received from our Compensation Committee’s compensation consultant, each NEO’s equity ownership and our Compensation Committee members’ own experience in compensation-related matters. Our Compensation Committee considers the Chief Executive Officer’s input but retains complete authority to approve all compensation related decisions for our NEOs.

Our Compensation Committee also considers the results of the annual advisory “say-on-pay” vote by our stockholders. Our last say-on-pay vote was at our 2019 annual stockholders’ meeting, where approximately 98.30% of the votes cast were voted to approve the executive compensation program described in our 2019 proxy statement. Our Compensation Committee will review the results of our say-on-pay vote at our 2020 annual stockholders’ meeting and will continue to consider the outcome of stockholder advisory votes on executive compensation when making future decisions relating to the compensation of our NEOs and our executive compensation programs and policies. Our Compensation Committee also continues to consider the alignment of NEO incentives with the long-term interests of our stockholders. In its compensation decisions in 2019 and 2020, our Compensation Committee continued to place emphasis on performance-based components, including market-based restricted stock and performance-based cash compensation, as described in this Proxy Statement. Our Compensation Committee structures performance-based cash and equity incentives to align directly with Company performance. Market-based long-term incentive awards do not vest if their share price targets are not achieved, and cash-based performance incentives are not earned if certain targets are not achieved. On an ongoing basis we also engage with our stockholders regarding various matters including executive compensation and corporate governance.

For purposes of evaluating compensation levels for 2019 and 2020, our Compensation Committee also considered competitive market benchmarking data as described in “Executive Compensation — Compensation Discussion and Analysis — Competitive Positioning.”

Competitive Positioning

Competitive market data is an important component in determining the amount of each element of compensation for each of our NEOs. While actual compensation reflects our performance, our goal is for total cash compensation to be at or around the median target compensation for executives with similar positions in the 2019 Peer Group as described below, with somewhat higher targets for long-term incentive compensation, of which all or a significant portion of such compensation is directly linked to stock price performance. We incorporate flexibility into our compensation programs and into the assessment process to respond to changing business needs, and to take into consideration individual performance, including the relative complexity and strategic importance of specific roles.

Pursuant to its charter, our Compensation Committee has the authority to select and retain independent advisors and counsel to assist with carrying out its duties and responsibilities, and we have provided appropriate funding to our Compensation Committee to engage outside consultants from time to time, to conduct market reviews of our executive compensation program and philosophy in order to assess the competitiveness of our program.

Our Compensation Committee utilized Pearl Meyer & Partners, LLC, or “PM”, an executive compensation consulting firm, to provide advice regarding the structure of executive compensation for 2019 as well as competitive data on base salary, target total cash compensation and long-term incentives. In addition, our Compensation Committee reviews the total compensation package for each NEO from the perspective of target total direct compensation, which includes base salary, total annual cash incentive plan and the value and structure of the long-term incentive award.

Our Compensation Committee regularly reviews the services provided by its outside consultants and believes that PM is independent in providing executive compensation consulting services. Our Compensation Committee conducted a specific review of its relationship with PM in 2019 and determined that PM’s work for the committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and by the SEC and NASDAQ rules. PM reports directly to our Compensation Committee Chair, takes direction from our Compensation Committee, and does not provide RealPage with any services other than the services provided at the request of our Compensation Committee. Our Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

In the first quarter of 2019, our Compensation Committee engaged PM to conduct an independent market review of our executive compensation program. PM used public company proxy data and survey market data references to compare our total compensation practices for our executives to those in our market, including the data sources described below:

•

2019 Peer Group. Publicly available data for a competitive peer group of 19 publicly traded companies similar to us with respect to industry, revenue size and business model, with median revenue equal to $1.0 billion for a trailing twelve month period prior to the review, and market capitalization size equal to $4.2 billion as of December 31, 2018 (the “2019 Peer Group”) and

•	Survey Group. Technology industry companies similar to us in revenue size included in published surveys (Radford Global Technology Survey).

The 2019 Peer Group for this analysis was developed in consultation among our Compensation Committee, our management team and PM and consisted of the following organizations:

ACI Worldwide, Inc.	LogMeIn, Inc.
Aspen Technology, Inc.	Manhattan Associates, Inc.
athenahealth, Inc.	Medidata Solutions, Inc.
Blackbaud Inc.	Splunk Inc.
Bottomline Technologies Inc.	SS&C Technologies Holding Inc.
CoreLogic, Inc.	The Ultimate Software Group, Inc.
CoStar Group Inc.	TiVo Corporation
Ellie Mae, Inc.	Tyler Technologies, Inc.
Fair Isaac Corporation	Verint Systems Inc.
Guidewire Software, Inc.

We periodically review our peer group to confirm that the roster of companies remains appropriate for external benchmarking in light of external merger and acquisition activity and our own business evolution. In the first quarter of 2019, we added ACI Worldwide, Inc., CoreLogic, Inc., Ellie Mae, Inc., Fair Isaac Corporation and Verint Systems Inc. and removed Synchronoss Technologies, reflecting our view that the resulting companies represent a more comparable set of peer companies to us with respect to the industry, operating size and valuation.

PM benchmarked our executive compensation levels, including base salaries, performance-based cash bonuses and long-term equity incentive awards, to those of other executives in the 2019 Peer Group. The PM report indicated that pay levels on average for target cash compensation (base salary plus target bonus) for our NEO’s (other than Mr. Hill due to his resignation in January 2019) compared to the 2019 Peer Group in the aggregate approximated the 40th percentile, while long-term incentive value compensation approximated the 75th percentile, inclusive of market-based restricted stock awards which only vest in the event significant share price increases are achieved. Compensation levels varied by executive role and among the peer group companies, and our total compensation pay levels including long-term incentives approximated the 70th percentile, with competitive position varying by role and type of compensation. Based upon the peer group data and the competitive analysis performed by PM, we believe our total compensation levels are appropriate within the context of the Company’s performance relative to our peer group, with long-term incentive compensation generally weighted more toward performance-based compensation than that of our peers, in particular with respect to long-term incentive compensation for our Chief Executive Officer, which is based solely upon market-based restricted stock awards which vest solely in the event of significant share price increase targets during the relevant performance period. The threshold, target, exceed and maximum performance levels for our performance-based long-term incentive compensation correspond to 25%, 40%, 60% and 80% increases, respectively, in our stock price prior to July 1, 2022, in order to achieve at each such performance level. The stock price targets must be achieved and sustained over a period of 20 consecutive trading days. Our Compensation Committee views these market-based restricted stock awards as “pay for performance” compensation having value to each executive only if the stock price increases to the various performance levels, and each such level requiring significant stock price increases to achieve the award. We believe this award structure aligns our executives’ interests with those of the Company and our stockholders.

2019 Elements of Executive Compensation

During 2019, the compensation of our NEOs included the following components:

•	Base Salaries

•	Performance-Based Cash Bonuses

•	Long-Term Equity Incentive Awards (Market-Based Restricted Stock for all NEOs, and Time-Based Restricted Stock for NEOs other than Mr. Winn)

•	Benefits and Other Compensation

Base Salaries

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all of our NEOs. Base salaries for our NEOs typically have been negotiated as a part of the employment agreements with our NEOs at the outset of employment. From time to time, consistent with our executive compensation program objectives, base salaries for our NEOs, together with other components of compensation, are evaluated for adjustment by our Compensation Committee based on an assessment of the overall achievement of corporate objectives, each NEO’s sustained performance and compensation trends in our industry. Each NEO’s employment agreement requires that his or her base salary be reviewed no less frequently than annually; however, none of our NEOs has an employment agreement that provides for automatic or scheduled increases in base salary.

In addition to the factors described above, the base salary for our Chief Executive Officer takes into account Mr. Winn’s equity ownership in RealPage and his continuing contributions as the founder of RealPage.

In February 2019, our Compensation Committee conducted a review of our executive compensation program for purposes of evaluating compensation levels for our executives for 2019. Based on the considerations described above in “Executive Compensation — Compensation Discussion and Analysis — Compensation Decision-Making Process,” our Compensation Committee approved base salaries for Mr. Winn, Mr. Ernst, Ms. Glover, Mr. Monk and Mr. Chaney, each effective as of March 1, 2019, as outlined below. Because Mr. Hill’s resignation was effective as of January 2019, his compensation was not considered in February 2019.

Name	2018 Base Salary	2019 Base Salary	% Change	Rationale
Stephen T. Winn	$650,000	$675,000	3.8%	Merit
Thomas C. Ernst, Jr.	N/A	$450,000	N/A	N/A
Ashley Glover	$425,000	$450,000	5.9%	Merit
David G. Monk	N/A	$365,000	N/A	N/A
William P. Chaney	$410,000	$425,000	3.7%	Merit
W. Bryan Hill	$430,000	N/A	N/A	N/A

Performance-Based Cash Bonuses

In 2019, our NEOs participated in our annual non-equity management incentive plans, which also apply to our other senior managers. Our annual management incentive plans are intended to provide cash compensation to our NEOs and senior managers for their contribution to the achievement of our strategic, operational and financial objectives. Our NEOs earn amounts under our management incentive plans based on our achievement of financial performance objectives, including non-GAAP total revenue and adjusted EBITDA targets and an assessment of the NEO’s individual performance. In February 2019, our Compensation Committee approved the goals related to 2019 under the Management Incentive Plan (the “2019 MIP”), which outlines overall corporate objectives for the fiscal year in addition to establishing guidelines for calculating management incentive plan bonuses in the event that performance objectives are partially achieved or exceeded. The financial performance targets for the 2019 MIP were based on our achievement of financial performance objectives by the Company, including non-GAAP total revenue and adjusted EBITDA targets, and an assessment of each NEO’s individual performance. In assessing an executive’s individual performance, we consider the executive’s level of job responsibilities, the prior performance of the executive, the executive’s experience and tenure, compensation of the other RealPage executive officers and the expected future contributions of the executive.

Participants in the 2019 MIP may receive an advance payout on a proportional basis based on progression towards the annual achievement of performance objectives for the 2019 MIP. These amounts may be paid on a quarterly basis during the performance period, and they may not be paid in every quarter based upon progression toward the annual achievement of objectives at such quarter end. The full-year annual cash bonuses paid to participants under our 2019 MIP are adjusted at year end based on actual achievement of both financial and individual performance objectives.

The 2019 MIP target bonus for Mr. Winn was 100% of base salary, for Mr. Ernst was 70% of base salary, for Ms. Glover was 70% of base salary, for Mr. Monk was 50% of base salary, and for Mr. Chaney was 60% of base salary. Each NEO had a maximum bonus potential of 200% of such NEO’s target bonus, for achieving financial and individual performance objectives in excess of the applicable target, and a minimum bonus potential of 0% of such NEO’s target bonus.

For each of Mr. Winn, Mr. Ernst, Mr. Monk and Mr. Chaney, the 2019 performance targets for non-GAAP total revenue, adjusted EBITDA and individual performance ratings were weighted 30%, 45% and 25%, respectively. For Ms. Glover, the 2019 performance targets for non-GAAP total revenue, adjusted EBITDA, and individual performance ratings were weighted 45%, 30% and 25%, respectively.

The minimum targets for non-GAAP total revenue and adjusted EBITDA for 2019 were increased significantly from the actual results achieved on such measures in 2018, to reflect the growth of our business. The table below summarizes the minimum, target and maximum performance level and the actual results for each performance measure for 2019.

Measure	Minimum	Target	Maximum	Achievement
	(in millions)
Non-GAAP Total Revenue	$1,000.0	$1,015.0	$1,030.0	$989.0
Adjusted EBITDA	$280.0	$285.0	$292.0	$281.7

The performance metrics employed in the 2019 MIP are adjusted from metrics calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) as follows:

Non-GAAP total revenue: This metric is calculated by adding acquisition-related deferred revenue to total revenue. We believe it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense. Further, we believe this measure is useful to investors as a way to evaluate our ongoing performance.

Adjusted EBITDA: We define Adjusted EBITDA as net income, plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) loss due to cyber incident, net of recoveries, (6) acquisition-related expense, (7) organizational realignment costs, (8) regulatory and legal matters, (9) stock-based expense, (10) interest expense, net, and (11) income tax expense (benefit). We believe that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing our financial and operational performance, comparing this performance to our peers and competitors, and understanding our ability to generate income from ongoing business operations.

As a result of the calculations described above, our Compensation Committee determined that 2019 performance objectives were partially achieved and directed payments of the following bonuses to our NEOs pursuant to the 2019 MIP. In making such determinations, the Compensation Committee reviewed the Company’s achievement of the targets for non-GAAP total revenue and adjusted EBITDA, as well as the individual performance of each NEO in 2019. The variations described below are based upon the Compensation Committee’s assessment of each individual NEO’s performance during 2019. Because Mr. Chaney’s resignation was effective as of January 13, 2020 and prior to payment of bonuses, he received only a quarterly payout in

October 2019, which represented a proportional progression payment towards the anticipated annual achievement of performance objectives for the 2019 MIP bonus payment for 2019.

Executive	Target Bonus	Actual Bonus	Actual Bonus as a Percent of Target Bonus
Stephen T. Winn	100%	$420,000	63%
Thomas C. Ernst, Jr.	70%	$192,709	61%
Ashley Glover	70%	$234,362	75%
David G. Monk	50%	$111,775	62%
William P. Chaney	60%	$41,055	10%

Long-Term Equity Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our NEOs. In 2019, the equity awards to our NEOs consisted of restricted stock awards. We believe that equity-based compensation in the form of restricted stock awards provides our NEOs with a direct interest in our long-term performance, creates an ownership culture and aligns the interests of our NEOs and our stockholders.

In providing long-term incentives for our Chief Executive Officer, our Compensation Committee granted to Mr. Winn 100% performance-based equity incentives in the form of market-based restricted stock awards that become eligible to vest only if the trading price of our common stock rises to specified levels within a designated time period, and exceeds those levels for a 20-day trading period. The stock price targets require significant stock price increases in order to vest, and thus are tied directly to our market performance. The market-based awards have eligibility and vesting terms based upon achievement of pre-determined performance objectives at threshold, target, exceed and maximum performance levels. Once the applicable performance level is achieved, the associated portion of the award becomes eligible to vest in quarterly installments over a one-year period. The threshold, target, exceed and maximum performance levels correspond to 25%, 40%, 60% and 80% increases, respectively, in our stock price prior to July 1, 2022 in order to achieve at each such performance level. The stock price targets must be achieved and sustained over a period of 20 consecutive trading days, which we believe is an appropriate time period because it is a significant and sustained period of time. One fourth of the market-based awards become eligible to vest for achievement at each of these performance targets. Once shares become eligible to vest under such award, they also contain an additional retentive time-based component, whereby such shares vest in quarterly increments over a one-year period thereafter (subject to acceleration of vesting on July 1, 2022 for any then-unvested shares that became eligible to vest prior to that date). Our Compensation Committee views these market-based restricted stock awards as directly linking achievement of our performance and stock price to our Chief Executive Officer’s long-term incentive compensation, and thus they are “pay for performance” compensation having value only if the stock price increases to the target.

In February 2019, our Compensation Committee granted to the NEOs other than Mr. Winn a combination of market-based and time-based restricted stock awards. The market-based restricted stock awards had the same performance criteria as those for Mr. Winn described above.

The time-based awards of restricted stock granted to our NEOs other than Mr. Winn in 2019 vest quarterly over a three-year period, subject to continued service to the Company. We believe that the three-year vesting period furthers our objective of executive retention as it provides an incentive to our executives to remain in our employ during the vesting period, and is consistent with competitive practice among our peers.

Our Compensation Committee typically grants equity awards to Mr. Winn and our other NEOs annually during the first quarter of the year, in connection with its annual review of our executive and employee compensation program, generally, and its assessment of achievement of prior-year performance targets for payments of cash bonuses under our management incentive plans as described under “Executive Compensation — Compensation Discussion and Analysis — 2019 Elements of Executive Compensation — Performance-Based Cash Bonuses.”

In determining the value of the equity grants for our Chief Executive Officer in 2019, our Compensation Committee considered comparative data for both the size of annual equity awards and total equity ownership of Chief Executive Officers employed by companies in our 2019 Peer Group, our overall achievement of corporate objectives, the Chief Executive Officer’s individual performance objectives, the achievement of certain strategic initiatives, the amount of equity previously awarded to the Chief Executive Officer, and the vesting of previous awards. In determining the value of equity grants to our NEOs other than our Chief Executive Officer in 2019, our Compensation Committee considered comparative data for both the size of annual equity awards and total equity ownership of executives employed by companies in the 2019 Peer Group, our overall achievement of corporate objectives, the applicable NEO’s achievement of individual performance objectives, the achievement of certain strategic initiatives, the amount of equity previously awarded to the NEO, the vesting of previous awards, and the recommendations of our Chief Executive Officer.

The amount and terms of the stock options and restricted stock we granted to our NEOs in 2019 are more fully described under “Executive Compensation — Compensation Tables — Grants of Plan-Based Awards.”

Benefits and Other Compensation

Our NEOs are eligible to participate in broad-based employee benefit plans, which are provided to all eligible U.S.-based employees. These plans include a group medical program, a group dental program, life insurance, disability insurance, flexible spending accounts and a 401(k) retirement savings plan. Additional benefit programs offered to our NEOs and all full-time U.S.-based employees include programs for job-related educational assistance, group term life insurance equivalent to 1.5 times an employee’s annual base salary up to a $600,000 maximum, and an employee assistance program. Our NEOs are also entitled to receive reimbursement of up to $3,500 per year for medical benefits to be used toward preventative medical expenses, including annual physical examinations.

We believe these benefits are consistent with the benefits offered by companies with which we compete for employees, including executive officers, and are necessary to attract and retain qualified individuals for those roles.

Perquisites

We believe that cash and equity compensation are the two key components in attracting and retaining management talent and therefore do not provide any additional perquisites to our NEOs.

2020 Compensation Determinations

In October 2019, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an executive compensation consulting firm, to provide advice regarding the structure of executive compensation for 2020 as well as competitive data on base salary, target total cash compensation and long-term incentives. Meridian replaced PM, which had previously provided services to the Compensation Committee. Prior to engaging Meridian, our Compensation Committee conducted a specific review of its relationship with Meridian and determined that Meridian’s work for the committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, and by the SEC and NASDAQ rules. Meridian reports directly to our Compensation Committee Chair, takes direction from our Compensation Committee, and does not provide RealPage with any services other than the services provided at the request of our Compensation Committee. Our Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

In February 2020, our Compensation Committee performed a competitive assessment and evaluated the elements of our executive compensation program and the performance of RealPage and each of the NEOs in 2019. In the first quarter of 2020, Meridian performed a comprehensive peer group review and our Compensation

Committee reviewed a revised 2020 Peer Group of 18 companies. We removed athenahealth, Inc., Ellie Mae, Inc., Medidata Solutions, Inc., SS&C Technologies Holding Inc., and The Ultimate Software Group, Inc. from our peer group, either because they are no longer publicly traded companies or due to increasing divergence with respect to operating size, and added ANYSYS, Inc., Black Knight, Inc., Jack Henry & Associates, Inc. and WEX Inc., reflecting our view that inclusion of these companies improves comparability between us with respect to the industry, operating size and valuation, as these companies are relevant comparators to us with respect to the industry, operating size and valuation. As in 2019, the peer group for 2020 compensation was used in combination with other survey data to analyze compensation trends. See “Executive Compensation — Compensation Discussion and Analysis — Competitive Positioning.” In February 2020, our Compensation Committee approved the following elements of compensation for each of the NEOs for 2020.

Base Salaries

In February 2020, our Compensation Committee conducted a review of our executive compensation program for purposes of evaluating compensation levels for our executives for 2020. Based on the considerations described above in “Executive Compensation — Compensation Discussion and Analysis — Compensation Decision-Making Process,” our Compensation Committee approved the following base salaries to be effective as of March 1, 2020:

Name	2020 Salary
Stephen T. Winn	$700,000
Thomas C. Ernst, Jr.	$450,000
Ashley Glover	$475,000
David G. Monk	$375,000

Performance-Based Cash Bonuses

In February 2020, our Compensation Committee approved the participation by Mr. Winn and our other NEOs in the Management Incentive Plan for 2020 (the “2020 MIP”). The 2020 target bonus under the 2020 MIP for Mr. Winn is 100% of his base salary with a maximum bonus potential of 200% of target bonus for achieving financial and individual performance objectives in excess of the targets, and a minimum bonus potential of 0% of Mr. Winn’s target bonus. The 2020 MIP target bonus for Mr. Ernst is 70%, for Ms. Glover is 80%, and for Mr. Monk is 55%, of such NEO’s base salary with a maximum bonus potential of 200% of such NEO’s target bonus for achieving financial and individual performance objectives in excess of the targets, and a minimum bonus potential of 0% of such NEO’s target bonus.

The performance metrics for our NEOs under the 2020 MIP will consist of the following:

•	Corporate organic revenue;

•	Adjusted EBITDA; and

•	Individual performance ratings.

Long-Term Equity Incentive Awards

In March 2020, our Compensation Committee approved grants under our 2010 Equity Incentive Plan to Mr. Winn consisting of 100% performance-based equity incentives in the form of market-based restricted stock awards that become eligible to vest only if the trading price of our common stock rises to specified levels during a designated time period, and exceeds those levels for a 20-day trading period. Similar to the 2019 awards, the stock price targets require significant price increases in order to become eligible to vest, and thus are tied directly to our performance. The market-based awards have eligibility and vesting terms based upon achievement of pre-determined performance objectives at threshold, target, exceed and maximum performance levels. The threshold, target, exceed and maximum achievement levels correspond to 25%, 40%, 60% and 80% increases, respectively, in our stock price prior to July 1, 2023, in order to achieve at each such performance level. One fourth of the market-based awards become eligible to vest at each of these achievement levels. Once shares become eligible to vest under such award, they also contain an additional retentive time-based component, whereby such shares vest in quarterly increments over a one-year period thereafter (subject to acceleration of vesting on July 1, 2023 for any then-unvested shares that became eligible to vest prior to that date).

In February 2020, our Compensation Committee also approved grants under our 2010 Equity Incentive Plan of a combination of market-based and time-based restricted stock awards to Mr. Ernst, Ms. Glover and Mr. Monk. The market-based awards granted to Mr. Ernst, Ms. Glover and Mr. Monk had the same four-tier achievement requirements as those awarded to Mr. Winn. The time-based awards of restricted stock granted to Mr. Ernst, Ms. Glover and Mr. Monk in 2020 vest quarterly over a three-year period, subject to continued service to the Company.

The total awards for such NEOs are listed below. The number of shares stated below are the maximum number of shares such NEO would earn (i) in the case of market-based awards, at the maximum achievement level (80% increase in stock price); and (ii) for time-based awards, assuming all vesting over the three-year vesting period.

2020 GRANTS FOR PLAN BASED AWARDS

Name	Shares of Restricted Stock (Market Based)	Shares of Restricted Stock (Time Based)
Stephen T. Winn	220,788	—
Thomas C. Ernst	33,968	16,984
Ashley Glover	40,760	20,380
David G. Monk	16,984	8,492

Other Executive Compensation Considerations

Trading Controls and Hedging, Short Sale and Pledging Policies under our Insider Trading Policy

All employees, including our NEOs, directors and agents of RealPage are required to receive permission from us and certify they are not in possession of any material non-public information prior to entering into any transactions in our securities, including, but not limited to, gifts, grants and transactions involving derivatives. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including our NEOs, may enter into trading plans under Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by us. Any employee, including any executive officer or director, bears full responsibility if he or she violates our policy by permitting shares to be bought or sold without preapproval or when trading is restricted. All of our employees, including our executive officers, directors and agents are prohibited by our Insider Trading Policy from pledging our securities or from entering into hedging and short sale transactions with respect to our securities.

Clawback Provisions

Equity awards granted to our NEOs under our 2010 Equity Incentive Plan contain provisions under which the executives may be required to forfeit equity awards or profits from equity awards if they engage in certain conduct including, but not limited to, violations of our policies. Awards granted under the 2010 Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, the plan administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the plan administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property if it is determined that the participant violated non-compete, trade secret and confidentiality, or other provisions in the award agreement.

We intend to implement a Dodd-Frank Act compliant clawback policy as soon as the SEC adopts rules that set forth the requirements for such clawback policies and as such rules become effective for us.

Executive Stock Ownership

Our Chief Executive Officer held approximately 12.44% of our outstanding shares of common stock as of the Record Date. All other directors and executive officers also held shares as of the Record Date. See “Security Ownership.” In 2014, our Board adopted a Stock Ownership Guidelines Policy that suggests minimum stock ownership guidelines for our Chief Executive Officer. The minimum stock ownership target suggested by the guidelines is based on a multiple of five times the Chief Executive Officer’s annual base salary. This policy also suggests that our Chief Executive Officer hold the suggested minimum stock ownership target within three years of the adoption of such guidelines with respect to our current Chief Executive Officer or three years following appointment with respect to any successor. Our Chief Executive Officer’s stock ownership exceeds the suggested minimum stock ownership threshold.

Severance and Change in Control Benefits

Our employment agreements with our NEOs provide for payments and other benefits in the event of termination of employment in certain circumstances. For a description of these payments and other benefits, see “Executive Compensation — Potential Payments on Termination or Change in Control.”

We believe that these severance arrangements help us to attract and retain key management talent in an industry where there is significant competition for management talent. We believe that entering into these agreements helps the NEOs maintain continued focus and dedication to their assigned duties and helps maximize stockholder value. The terms of these agreements were determined after review by our Compensation Committee of our retention goals for each NEO, as well as analysis of market data, similar agreements established by our peer group and applicable law.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and certain other highly compensated executive officers in any taxable year. For tax years beginning before January 1, 2018, remuneration in excess of $1 million was deductible if it qualified as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that the compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, that have not been subsequently materially modified. While our Compensation Committee is mindful of the benefit of being able to fully deduct the compensation paid to our NEOs, our Compensation Committee believes that we should retain the flexibility to provide compensation to our NEOs that is not fully tax deductible when it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives. Our Compensation Committee intends to continue to compensate our NEOs in a manner consistent with the best interests of our company and our stockholders even if any portion of such compensation is non-deductible.

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

COMPENSATION COMMITTEE REPORT*

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) (the “CD&A”) with management and based upon such review and discussion, our Compensation Committee recommended to our Board that the CD&A be included in our Proxy Statement.

Respectfully Submitted,

Peter Gyenes, Chairman
Alfred R. Berkeley, III
Dana S. Jones
Charles F. Kane
Jason A. Wright

*

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Compensation Committee Report by express reference therein.

CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our “median employee” and that of our CEO, Mr. Stephen T. Winn. We believe the pay ratio information provided below is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure rules.

For fiscal year 2019, our last completed fiscal year, we performed the following calculations in order to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee.” The methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•

We selected December 31, 2019 as the date upon which we identified the median employee. We compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, including employees working both within and outside of the United States.

•

We identified the “median employee” by taking all employees on this list, excluding the CEO, and ranking them based on target annual total compensation during the 2019 fiscal year as a consistently applied compensation measure.

•	The median of the annual target total compensation of all our employees, excluding our CEO, was $50,239.

•

After identifying the “median employee,” we identified and calculated the elements of such employee’s actual compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $51,324.

•	With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table, which was $9,579,997.

•	The ratio of the annual total compensation of our CEO to the median employee was 187 to 1.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee are set forth in “Governance — Board and Committee Governance — Board Committees.” None of the members of our Compensation Committee is an officer or employee of RealPage, was an officer or employee of RealPage during 2019, or was formerly an officer of RealPage. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of our NEOs during the years ended December 31, 2019, December 31, 2018 and December 31, 2017. Additional information relevant to this table is set forth below at “Executive Compensation — Supplemental Information Regarding Arrangements with Executive Officers.”

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Stephen T. Winn Chairman, Chief Executive Officer and President	2019	$670,833	—	8,477,677	$420,000	$11,486	$9,579,996
	2018	645,833	—	9,664,930	725,000	10,622	11,046,385
	2017	612,500	—	7,771,813	750,000	8,937	9,143,250

Thomas C. Ernst, Jr. (4) Executive Vice President, Chief Financial Officer	2019	444,087	—	2,797,993	192,709	7,440	3,442,229

Ashley Glover President	2019	445,833	—	2,765,210	234,362	7,038	3,452,443
	2018	420,833	—	2,545,272	263,455	6,174	3,235,734
	2017	397,500	—	1,150,949	244,031	6,167	1,798,647

David G. Monk, Executive Vice President, Chief Legal Officer and Secretary	2019	363,333	—	879,688	111,775	7,415	1,362,211

William P. Chaney (5) Former Executive Vice President	2019	422,500	—	2,262,386	41,055	7,038	2,732,979
	2018	408,333	—	2,290,527	234,103	6,174	2,939,137
	2017	397,500	—	2,301,498	225,796	6,167	2,930,961

W. Bryan Hill (6) Former Executive Vice President, Chief Financial Officer and Treasurer	2019	71,667	—	—	—	721,667	793,333
	2018	429,167	—	2,800,122	251,559	6,702	3,487,550
	2017	420,833	—	2,812,940	258,984	6,702	3,499,459

(1)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 10 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of assumptions made in determining the grant date fair value of our restricted stock awards.

(2)	Represents cash awards under our 162(m) Qualified MIP (for 2017 only), 2019 MIP, 2018 MIP and 2017 MIP (as applicable).
(3)	For a breakdown of the components that comprise All Other Compensation for NEOs for 2017, 2018 and 2019, refer to the table entitled “All Other Compensation Detail” immediately below.
(4)	Mr. Ernst was appointed Executive Vice President, Chief Financial Officer and Treasurer effective January 7, 2019.
(5)	Mr. Chaney resigned as Executive Vice President effective January 13, 2020.
(6)

Mr. Hill resigned as Executive Vice President, Chief Financial Officer and Treasurer effective January 7, 2019. We entered into a consulting agreement with Mr. Hill on January 7, 2019 (the “Consulting Agreement”) in order to assist with the transition of Mr. Hill’s duties to the Company, and pursuant to which Mr. Hill remained an employee of the Company until February 28, 2019 and provided consulting services thereafter through April 2, 2019. His Consulting Agreement provided that Mr. Hill’s existing restricted stock and stock option agreements would continue to vest through April 2, 2019, the value of which is included in All Other Compensation.

ALL OTHER COMPENSATION DETAIL

Name	Year	Registrant Contributions to Defined Contribution Plans (1)	Insurance Premiums (2)	Other		Total
Stephen T. Winn	2019	$6,048	$5,438	$—		$11,486
	2018	5,184	5,438	—		10,622
	2017	5,184	3,753	—		8,937

Thomas C. Ernst, Jr.	2019	6,048	1,392	—		7,440

Ashley Glover	2019	6,048	990	—		7,038
	2018	5,184	990	—		6,174
	2017	5,184	983	—		6,167

David G. Monk	2019	6,048	1,367	—		7,415

William P. Chaney	2019	6,048	990	—		7,038
	2018	5,184	990	—		6,174
	2017	5,184	983	—		6,167

W. Bryan Hill	2019	5,478	253	715,935	(3)	721,667
	2018	5,184	1,518	—		6,702
	2017	5,184	1,518	—		6,702

(1)	Represents Company matching contributions under our 401(k) retirement savings plan.
(2)	Represents group term life insurance premiums paid by us on behalf of each of our NEOs.
(3)

Mr. Hill’s Consulting Agreement provided that his existing restricted stock and stock option agreements would continue to vest through April 2, 2019. Pursuant to such agreement, effective April 1, 2019 Mr. Hill vested in 13,448 shares of restricted stock.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2019 to our NEOs. Additional information relevant to this table is set forth below at “Executive Compensation — Compensation Tables — Supplemental Information Regarding Arrangements with Executive Officers.”

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen T. Winn	02/20/2019	—	670,959	1,341,918	—	—	—		—	—
	02/28/2019	—	—	—	53,956	107,912	215,828	(4)	—	8,477,677

Thomas C. Ernst, Jr.	01/07/2019	—	309,822	619,644
	01/07/2019				11,300	22,600	45,200	(5)		1,632,511
	01/07/2019								22,600	1,165,482

Ashley Glover	02/20/2019	—	301,866	603,733	—	—	—		—	—
	02/28/2019	—	—	—	9,892	19,784	39,568	(4)	—	1,554,231
	02/28/2019	—	—	—	—	—	—		19,784	1,210,979

David G. Monk	02/20/2019	—	181,692	363,384	—	—	—		—	—
	02/28/2019	—	—	—	3,144	6,288	12,590	(4)	—	494,371
	02/28/2019	—	—	—	—	—	—		6,295	385,317

William Chaney	02/20/2019	—	—	—	—	—	—		—	—
	02/28/2019	—	—	—	8,092	16,184	32,374	(4)	—	1,271,580
	02/28/2019	—	—	—	—	—	—		16,187	990,806

(1)

Represents potential cash incentive awards at minimum, target and maximum levels, which are governed by our 2019 MIP. The material terms of these annual incentive awards are discussed in this section under “Compensation Discussion and Analysis — 2019 Elements of Executive Compensation — Performance-Based Cash Bonuses.”

(2)

Each restricted stock award vests as to 1/12 (one-twelfth) of the shares subject to such restricted stock award on the first day of each calendar quarter, beginning on the first day of the second calendar quarter following the date of grant, for 12 consecutive quarters. The unvested shares of restricted common stock subject to each restricted stock award are subject to forfeiture to us upon certain events. Vesting of restricted stock awards is contingent on the recipient’s continued status as our service provider or as a service provider of one of our subsidiaries as of each applicable vesting date.

(3)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 10 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of assumptions made in determining the grant date fair value of our stock option awards and restricted stock awards.

(4)

One-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the threshold price of $69.50 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the target price of $77.84 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the exceed price of $88.96 per share, and an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the maximum price of $100.08 per share (Shares that become eligible to vest, if any, are referred to as “Eligible Shares”). Once any shares become Eligible Shares, they will vest 25% per quarter over the year following the date they become Eligible Shares beginning on the first day of the next calendar quarter, subject to continued status as a service provider (as defined in the 2010 Equity Incentive Plan) through each vesting date, provided that those Shares that have become Eligible Shares will be fully vested on July 1, 2022, or upon a Change in Control, Death or Disability (as defined in the 2010 Equity Incentive Plan). The restricted stock shall accelerate and shall be fully vested immediately prior to a Change in Control of the Company (as defined in the 2010 Equity Incentive Plan) that results in consideration per share of the Company’s common stock equal to or in excess of $69.50 per share with respect to the first tranche of shares, $77.84 per share with respect to the second tranche of shares, $88.96 per share with respect to the third tranche of shares, and $100.08 per share with respect to the fourth tranche of shares, respectively. Vesting of restricted stock awards is contingent upon the recipient’s continued status as a service provider as of each applicable vesting date.

(5)

One-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the threshold price of $60.84 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the target price of $66.92 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the exceed price of $73.01 per share, and an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the maximum price of $85.17 per share (Shares that become eligible to vest, if any, are referred to as “Eligible Shares”). Once any shares become Eligible Shares, they will vest 25% per quarter over the year following the date they become Eligible Shares beginning on the first day of the next calendar quarter, subject to continued status as a service provider (as defined in the 2010 Equity Incentive Plan) through each vesting date, provided that those Shares that have become Eligible Shares will be fully vested on July 1, 2022, or upon a Change in Control, Death or Disability (as defined in the 2010 Equity Incentive Plan). The restricted stock shall accelerate and shall be fully vested immediately prior to a Change in Control of the Company (as defined in the 2010 Equity Incentive Plan) that results in consideration per share of the Company’s common stock equal to or in excess of $60.84 per share with respect to the first tranche of shares, $66.92 per share with respect to the second tranche of shares, $73.01 per share with respect to the third tranche of shares, and $85.17 per share with respect to the fourth tranche of shares, respectively. Vesting of restricted stock awards is contingent upon the recipient’s continued status as a service provider as of each applicable vesting date.

SUPPLEMENTAL INFORMATION REGARDING ARRANGEMENTS WITH EXECUTIVE OFFICERS

The following information supplements the information provided in the Summary Compensation Table and the Grants of Plan-Based Awards Table set forth above.

Employment Agreements

Each of our NEOs was party to an employment agreement with us during 2019. We entered into employment agreements (“Employment Agreements”) with Mr. Winn, Mr. Hill and Mr. Chaney effective March 1, 2015. We also entered into an employment agreement with Mr. Monk effective May 1, 2015, with Ms. Glover effective August 3, 2016 and with Mr. Ernst effective January 7, 2019. On January 7, 2019, we entered into a consulting agreement with Mr. Hill, and on January 13, 2020, we entered into a transition agreement with Mr. Chaney. The following descriptions of the terms of the employment and other related agreements with our NEOs are intended as a summary only and are qualified in their entirety by reference to the employment and other agreements previously filed as exhibits to our SEC filings.

Stephen T. Winn

On October 26, 2016, we entered into an amended and restated Employment Agreement with Mr. Winn, which became effective as of March 1, 2015 (the “CEO Employment Agreement”). The CEO Employment Agreement sets a minimum base salary for Mr. Winn at $500,000 with a target annual bonus of 100% of his annual base salary as determined under the management incentive plan with performance criteria to be established by our Compensation Committee, and Mr. Winn is entitled to equity grants pursuant to the 2010 Equity Incentive Plan. Mr. Winn is entitled to four weeks paid vacation per year, is eligible to participate in all employee welfare benefits plans and other benefit programs made available generally to our employees or senior executives and is reimbursed for all reasonable business expenses, including travel by private aircraft for business purposes of up to $300,000 per year. Additionally, we make available to Mr. Winn all fringe benefits and perquisites that are made available to other senior executives. The CEO Employment Agreement also provides for $3,500 per year in medical benefits to be used toward preventative medical expenses, including annual physical examinations, and certain benefits upon termination of employment as a result of death, Disability, or without Cause or for Good Reason (each as defined in the CEO Employment Agreement) or in connection with a “Change in Control” of RealPage each of which is disclosed below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.” For a period of two years following the termination of Mr. Winn’s employment for any reason, Mr. Winn will be restricted from competing with RealPage and its affiliates and soliciting RealPage and its affiliates’ respective customers, licensees or employees. Our employment agreement with Mr. Winn also includes confidentiality provisions, non-interference and non-disparagement obligations during his employment and following termination.

The CEO Employment Agreement provides that payments and benefits payable pursuant to such agreement will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, if such reduction would result in Mr. Winn receiving greater compensation and benefits on an after-tax basis. Mr. Winn’s employment agreement provides that, to the fullest extent permitted by law, we will indemnify Mr. Winn (and advance certain legal and other expenses) in connection with the defense of any lawsuit or other claim to which Mr. Winn is made a party by reason of performing his responsibilities as an officer or executive officer of RealPage or any of its subsidiaries, other than claims brought against Mr. Winn by any of his former employers.

Thomas C. Ernst, Jr.

On January 7, 2019, we entered into an employment agreement with Mr. Ernst (the “Ernst Employment Agreement”). The Ernst Employment Agreement sets a minimum salary for Mr. Ernst at $450,000 with a target annual bonus of 70% of his annual base salary as determined under the management incentive plan with performance criteria to be established by the Compensation Committee, and Mr. Ernst is entitled to equity grants pursuant to the 2010 Equity Incentive Plan. Mr. Ernst is entitled to four weeks paid vacation per year, is eligible to participate in all employee welfare benefits plans and other benefit programs made available generally to our employees or senior executives and is reimbursed for all reasonable business expenses. Additionally, we make available to Mr. Ernst all fringe benefits and perquisites that are made available to other senior executives. The Ernst Employment Agreement also provides for $3,500 per year in medical benefits to be used toward preventative medical expenses, including annual physical examinations, and certain benefits upon termination of employment as a result of death, Disability, or without Cause or for Good Reason (each defined in the Ernst Employment Agreement) or in connection with a Change in Control of RealPage each of which is disclosed below under “Executive Compensation — Potential Payments Upon Termination of Change in Control.” For a period of two years following the termination of Mr. Ernst’s employment for any reason, Mr. Ernst will be restricted from competing with RealPage and its affiliates and soliciting RealPage and its affiliates’ respective customers, licensees or employees. The Ernst Employment Agreement also includes confidentiality provisions, non-interference and non-disparagement obligations during his employment and following termination.

The Ernst Employment Agreement provides that payments and benefits payable pursuant to such agreement will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, if such reduction would result in Mr. Ernst receiving greater compensation and benefits on an after-tax basis. Mr. Ernst’s employment agreement provides that, to the fullest extent permitted by law, we will indemnify Mr. Ernst (and advance certain legal and other expenses) in connection with the defense of any lawsuit or other claim to which Mr. Ernst is made a party by reason of performing his responsibility as an officer or executive officer of RealPage or any if its subsidiaries, other than claims brought against Mr. Ernst by any of his former employers.

Ashley C. Glover

On August 3, 2016, we entered into an Employment Agreement with Ashley C. Glover (the “Glover Employment Agreement”). The Glover Employment Agreement sets a minimum base salary for Ms. Glover at $385,000 with a target annual bonus of 50% of her annual base salary as determined under the management incentive plan with performance criteria to be established by our Compensation Committee. Ms. Glover was granted shares of restricted stock valued at $1,000,000 and additional shares of restricted stock valued at $1,000,000, subject to performance criteria tied to the market price of our common stock. Ms. Glover is entitled to three weeks’ paid vacation per year, is eligible to participate in all employee welfare benefits plans and other benefit programs made available generally to our employees or senior executives and is reimbursed for all reasonable business expenses. Additionally, we make available to Ms. Glover all fringe benefits and perquisites that are made available to other senior executives. The Glover Employment Agreement also provides for $3,500 per year in medical benefits to be used toward preventative medical expenses, including annual physical examinations, and certain benefits upon termination of employment as a result of death, Disability, or without

Cause or for Good Reason (each as defined in the Glover Employment Agreement) or in connection with a Change in Control of RealPage each of which is disclosed below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.” For a period of two years following the termination of Ms. Glover’s employment for any reason, Ms. Glover will be restricted from competing with RealPage and its affiliates and soliciting RealPage and its affiliates’ respective customers, licensees or employees. The Glover Employment Agreement also includes confidentiality provisions, non-interference and non-disparagement obligations during her employment and following termination.

The Glover Employment Agreement also provides that payments and benefits payable pursuant to such agreement will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, if such reduction would result in Ms. Glover receiving greater compensation and benefits on an after-tax basis. Ms. Glover’s employment agreement also provides that, to the fullest extent permitted by law, we will indemnify Ms. Glover (and advance certain legal and other expenses) in connection with the defense of any lawsuit or other claim to which Ms. Glover is made a party by reason of performing her responsibilities as an officer or executive officer of RealPage or any of its subsidiaries, other than claims brought against Ms. Glover by any of her former employers.

David G. Monk

On May 1, 2015, we entered into an Employment Agreement with David G. Monk (the “Monk Employment Agreement”). The Monk Employment Agreement sets a minimum base salary for Mr. Monk at $320,000 with a target annual bonus of 50% of his annual base salary as determined under the management incentive plan with performance criteria to be established by our Compensation Committee. Mr. Monk is eligible to receive equity grants under the 2010 Equity Incentive Plan. Mr. Monk is entitled to four weeks’ paid vacation per year, is eligible to participate in all employee welfare benefits plans and other benefit programs made available generally to our employees or senior executives and is reimbursed for all reasonable business expenses. Additionally, we make available to Mr. Monk all fringe benefits and perquisites that are made available to other senior executives. The Monk Employment Agreement also provides for $3,500 per year in medical benefits to be used toward preventative medical expenses, including annual physical examinations, and certain benefits upon termination of employment as a result of death, Disability, or without Cause or for Good Reason (each as defined in the Monk Employment Agreement) or in connection with a Change in Control of RealPage each of which is disclosed below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.” For a period of two years following the termination of Mr. Monk’s employment for any reason, Mr. Monk will be restricted from competing with RealPage and its affiliates and soliciting RealPage and its affiliates’ respective customers, licensees or employees. The Monk Employment Agreement also includes confidentiality provisions, non-interference and non-disparagement obligations during his employment and following termination.

Mr. Monk’s employment agreement also provides that payments and benefits payable pursuant to such agreement will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, if such reduction would restrict Mr. Monk from receiving greater compensation and benefits on an after-tax basis. Mr. Monk’s employment agreement also provides that, to the fullest extent permitted by law, we will indemnify Mr. Monk (and advance certain legal and other expense) in connection with the defense of any lawsuit or other claim to which Mr. Monk is made a party by reason of performing his responsibilities as an officer or executive officer of RealPage or any of its subsidiaries, other than claims brought against Mr. Monk by any of his former employers.

William P. Chaney

On March 5, 2015, we entered into an Employment Agreement with Mr. Chaney (the “Chaney Employment Agreement”), which became effective as of March 1, 2015, which replaced and superseded his prior employment agreement. Mr. Chaney’s Employment Agreement sets a minimum annual base salary for Mr. Chaney at

$370,000 with a target annual bonus of 50% of his base annual salary as determined under the management incentive plan with performance criteria to be established by our Compensation Committee, and Mr. Chaney was entitled to equity grants pursuant to the 2010 Equity Incentive Plan. Mr. Chaney was entitled to four weeks paid vacation per year, was eligible to participate in all employee welfare benefits plans and other benefit programs made available generally to our employees or senior executives and is reimbursed for all reasonable business expenses. Additionally, we made available to Mr. Chaney all fringe benefits and perquisites that were made available to other senior executives. The Chaney Employment Agreement also provided for $3,500 per year in medical benefits to be used toward preventative medical expenses, including annual physical examinations, and certain benefits upon termination of employment as a result of death, Disability, or without Cause or for Good Reason (each as defined in the Chaney Employment Agreement) or in connection with a Change in Control of RealPage each of which is disclosed below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.” For a period of two years following the termination of Mr. Chaney’s employment for any reason, Mr. Chaney will be restricted from competing with RealPage and its affiliates and soliciting RealPage and its affiliates’ respective customers, licensees or employees. The Chaney Employment Agreement also included confidentiality provisions, non-interference and non-disparagement obligations during his employment and following termination.

The Chaney Employment Agreement provided that payments and benefits payable pursuant to such agreement would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, if such reduction would result in Mr. Chaney receiving greater compensation and benefits on an after-tax basis. Mr. Chaney’s employment agreement provides that, to the fullest extent permitted by law, we will indemnify Mr. Chaney (and advance certain legal and other expenses) in connection with the defense of any lawsuit or other claim to which Mr. Chaney is made a party by reason of performing his responsibility as an officer or executive officer of RealPage or any if its subsidiaries, other than claims brought against Mr. Chaney by any of his former employers.

Mr. Chaney resigned as Executive Vice President effective January 13, 2020. We entered into a Transition Agreement (“Transition Agreement”) with Mr. Chaney on January 13, 2020 in order to assist with the transition of Mr. Chaney’s duties to the Company, and pursuant to which Mr. Chaney provided consulting services through April 2, 2020. The Transition Agreement provided that Mr. Chaney remain as a service provider (as defined in the 2010 Equity Incentive Plan) until termination of the Transition Agreement, and his existing restricted stock and stock option agreements continued to vest through April 2, 2020. The Company has the right under the Transition Agreement to extend such consulting period through July 2, 2020, in which case Mr. Chaney would continue to vest in his existing equity awards during such service through July 2, 2020. The Company did not exercise such extension option.

W. Bryan Hill

On February 27, 2015, we entered into an employment agreement (the “Hill Employment Agreement”) with Mr. Hill, which became effective as of March 1, 2015 and replaced and superseded his prior employment agreement. The Hill Employment Agreement sets a minimum annual base salary for Mr. Hill at $370,000 with a target annual bonus of 50% of his annual base salary as determined under the management incentive plan with performance criteria to be established by the Compensation Committee, and Mr. Hill was entitled to equity grants pursuant to the 2010 Equity Incentive Plan. Mr. Hill was entitled to four weeks paid vacation per year, was eligible to participate in all employee welfare benefits plans and other benefit programs made available generally to our employees or senior executives and was reimbursed for all reasonable business expenses. Additionally, we made available to Mr. Hill all fringe benefits and perquisites that are made available to other senior executives. The Hill Employment Agreement also provided for $3,500 per year in medical benefits to be used toward preventative medical expenses, including annual physical examinations, and certain benefits upon termination of employment as a result of death, Disability, or without Cause or for Good Reason (each as defined in the Hill Employment Agreement) or in connection with a Change in Control of RealPage. For a period of two years following the termination of Mr. Hill’s employment for any reason, Mr. Hill will be restricted from competing with RealPage and its affiliates and soliciting RealPage and its affiliates’ respective customers, licensees or employees. The Hill Employment Agreement also includes confidentiality provisions, non-interference and non-disparagement obligations during his employment and following termination.

The Hill Employment Agreement provided that payments and benefits payable pursuant to such agreement will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, if such reduction would result in Mr. Hill receiving greater compensation and benefits on an after-tax basis. Mr. Hill’s employment agreement provided that, to the fullest extent permitted by law, we will indemnify Mr. Hill (and advance certain legal and other expenses) in connection with the defense of any lawsuit or other claim to which Mr. Hill is made a party by reason of performing his responsibility as an officer or executive officer of RealPage or any if its subsidiaries, other than claims brought against Mr. Hill by any of his former employers.

Mr. Hill resigned as Executive Vice President, Chief Financial Officer and Treasurer effective January 7, 2019. We entered into a consulting agreement with Mr. Hill on January 7, 2019 in order to assist with the transition of Mr. Hill’s duties to the Company, and pursuant to which Mr. Hill remained an employee of the Company until February 28, 2019 and provided consulting services thereafter through April 2, 2019. The Consulting Agreement provided that Mr. Hill remain as a service provider (as defined in the 2010 Equity Incentive Plan) until termination of the Consulting Agreement, and his existing restricted stock and stock option agreements continued to vest through April 2, 2019.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2019:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

Name	Grant Date	OPTION AWARDS				STOCK AWARDS
		Number of Securities Underlying Unexercised Options (Exercisable) (1)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($) (2)
Stephen T. Winn	03/1/2011	75,000	—	24.03	03/01/2021	—	—		—		—
	02/22/2012	100,000	—	20.01	02/22/2022	—	—		—		—
	02/25/2013	100,000	—	21.60	02/25/2023	—	—		—		—
	03/02/2018	—	—	—	—	—	—		203,244	(3)	10,924,365
	02/28/2019	—	—	—	—	—	—		215,828	(4)	11,600,755
Thomas C. Ernst, Jr.	01/07/2019					16,951	911,116	(6)
	01/07/2019								39,550	(5)	2,125,813
Ashley Glover	03/02/2017	—	—	—	—	2,465	132,494	(6)	—		—
	03/02/2018	—	—	—	—	10,270	552,013	(6)	—		—
	02/28/2019	—	—	—	—	16,488	886,230	(6)	—		—
	03/02/2018	—	—	—	—	—	—		30,796	(3)	1,655,285
	02/28/2019	—	—	—	—	—	—		39,568	(4)	2,126,780
David G. Monk	06/03/2010	127,000	—	8.00	06/03/2020	—	—		—		—
	08/09/2011	15,000	—	24.03	08/09/2021	—	—		—		—
	08/07/2012	15,000	—	24.64	08/07/2022	—	—		—		—
	08/06/2013	10,000	—	21.11	08/06/2023	—	—		—		—
	02/27/2014	4,000	—	17.75	02/27/2024	—	—		—		—
	08/07/2014	2,500	—	15.19	08/07/2024	—	—		—		—
	03/03/2015	16,145	—	19.76	03/03/2025	—	—		—		—
	05/08/2015	8,400	—	19.84	05/08/2025	—	—		—		—
	03/02/2017	—	—	—	—	1,920	103,200	(6)	—		—
	01/01/2018	—	—	—	—	1,044	56,115	(6)	—		—
	03/02/2018	—	—	—	—	4,363	234,511	(6)	—		—
	02/28/2019	—	—	—	—	5,247	282,026	(6)	—		—
	03/02/2018	—	—	—	—	—	—		13,092	(3)	703,695
	02/28/2019	—	—	—	—	—	—		12,590	(4)	676,713
William Chaney (7)	08/07/2012	40,000	—	24.64	08/07/2022	—	—		—		—
	02/25/2013	14,712	—	21.60	02/25/2023	—	—		—		—
	11/12/2013	30,000	—	25.70	11/12/2023	—	—		—		—
	02/27/2014	6,250	—	17.75	02/27/2024	—	—		—		—
	03/03/2015	8,439	—	19.76	03/03/2025	—	—		—		—
	05/08/2015	12,500	—	19.84	05/08/2025	—	—		—		—
	02/26/2016	—	—	—	—	4,935	265,256	(6)	—		—
	03/02/2017	—	—	—	—	9,241	496,704	(6)	—		—
	03/02/2018	—	—	—	—	13,491	725,141	(6)	—		—
	03/02/2017	—	—	—	—	—	—		27,716	(3)	1,489,735
	03/02/2018	—	—	—	—	—	—		32,374	(4)	1,740,103

(1)

Stock option awards with an expiration date during the years 2020 through 2023 vested as to 5% of the shares subject to such award on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 15 consecutive calendar quarters and as to the remaining 25% of the shares subject to such option on the first day of the calendar quarter following such fifteenth consecutive calendar quarter. Stock option awards with an expiration date during the year 2024 or later vested as to one-twelfth (1/12) of the shares subject to such award on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 12 consecutive quarters. All such stock options awarded to each of our NEOs were fully vested as of December 31, 2019.
(2)

Value based on $53.75, which was the closing market price of our common stock on December 31, 2019. See notes (3) through (5) below for market price thresholds required to be achieved for eligibility and vesting.

(3)

One-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2021, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the threshold price of $60.89 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2021, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the target price of $66.98 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2021, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the exceed price of $73.07 per share, and an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2021, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the maximum price of $85.24 per share (Shares that become eligible to vest, if any, are referred to as “Eligible Shares”). Once any shares become Eligible Shares, they will vest 25% per quarter over the year following the date they become Eligible Shares beginning on the first day of the next calendar quarter, subject to continued status as a service provider (as defined in the 2010 Equity Incentive Plan) through each vesting date, provided that those Shares that have become Eligible Shares will be fully vested on July 1, 2021, or upon a Change in Control, Death or Disability (as defined in the 2010 Equity Incentive Plan). The restricted stock shall accelerate and shall be fully vested immediately prior to a Change in Control of the Company (as defined in the 2010 Equity Incentive Plan) that results in consideration per share of the Company’s common stock equal to or in excess of $60.89 per share with respect to the first tranche of shares, $66.98 per share with respect to the second tranche of shares, $73.07 per share with respect to the third tranche of shares, and $85.24 per share with respect to the fourth tranche of shares, respectively. Vesting of restricted stock awards is contingent upon the recipient’s continued status as a service provider as of each applicable vesting date.

(4)

One-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the threshold price of $69.50 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the target price of $77.84 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the exceed price of $88.96 per share, and an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the maximum price of $100.08 per share (Shares that become eligible to vest, if any, are referred to as “Eligible Shares”). Once any shares become Eligible Shares, they will vest 25% per quarter over the year following the date they become Eligible Shares beginning on the first day of the next calendar quarter, subject to continued status as a service provider (as defined in the 2010 Equity Incentive Plan) through each vesting date, provided that those Shares that have become Eligible Shares will be fully vested on July 1, 2022, or upon a Change in Control, Death or Disability (as defined in the 2010 Equity Incentive Plan). The restricted stock shall accelerate and shall be fully vested immediately prior to a Change in Control of the Company (as defined in the 2010 Equity Incentive Plan) that results in consideration per share of the Company’s common stock equal to or in excess of $69.50 per share with respect to the first tranche of shares, $77.84 per share with respect to the second tranche of shares, $88.96 per share with respect to the third tranche of shares, and $100.08 per share with respect to the fourth tranche of shares, respectively. Vesting of restricted stock awards is contingent upon the recipient’s continued status as a service provider as of each applicable vesting date.

(5)

One-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the threshold price of $60.84 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the target price of $66.92 per share, an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the exceed price of $73.01 per share, and an additional one-fourth (1/4) of the Shares shall become eligible to vest if, prior to July 1, 2022, the average closing price per share of the Company’s common stock for 20 consecutive trading days equals or exceeds the maximum price of $85.17 per share (Shares that become eligible to vest, if any, are referred to as “Eligible Shares”). Once any shares become Eligible Shares, they will vest 25% per quarter over the year following the date they become Eligible Shares beginning on the first day of the next calendar quarter, subject to continued status as a service provider (as defined in the 2010 Equity Incentive Plan) through each vesting date, provided that those Shares that have become Eligible Shares will be fully vested on July 1, 2022, or upon a Change in Control, Death or Disability (as defined in the 2010 Equity Incentive Plan). The restricted stock shall accelerate and shall be fully vested immediately prior to a Change in Control of the Company (as defined in the 2010 Equity Incentive Plan) that results in consideration per share of the Company’s common stock equal to or in excess of $60.84 per share with respect to the first tranche of shares, $66.92 per share with respect to the second tranche of shares, $73.01 per share with respect to the third tranche of shares, and $85.17 per share with respect to the fourth tranche of shares, respectively. Vesting of restricted stock awards is contingent upon the recipient’s continued status as a service provider as of each applicable vesting date.

(6)

Restricted stock award vests as to one-twelfth (1/12) of the shares subject to such restricted stock award on the first day of each calendar quarter, beginning on the first day of the second calendar quarter following the date of grant, for 12 consecutive quarters. Vesting of restricted stock awards is contingent upon the recipient’s continued status as a service provider as of each applicable vesting date.

(7)	Pursuant to the terms of Mr. Chaney’s Consulting Agreement, his outstanding stock options will expire three (3) months following the expiration date of his agreement.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding stock option exercises and the value realized upon exercise, as well as all stock awards vested and the value realized upon vesting by our NEOs during the year ended December 31, 2019.

OPTION EXERCISES AND STOCK VESTED IN 2019

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Stephen T. Winn	—	—	73,808	3,977,014
Thomas C. Ernst, Jr. (3)	—	—	13,014	770,425
Ashley Glover	—	—	38,379	2,201,103
David G. Monk	—	—	16,324	920,491
William Chaney	62,500	2,121,080	37,029	2,082,847
W. Bryan Hill	—	—	27,649	1,490,975

(1)	The value realized upon exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the options.
(2)	The value realized upon vesting is equal to the number of shares vesting multiplied by the closing market price of our common stock on the vesting date.
(3)

Prior to joining RealPage, Mr. Ernst founded Tom Ernst Advisory (TEA), a strategic consulting firm focused on the software industry and providing strategic advice to software companies, including RealPage. Of the shares vesting described above, 1,715 shares previously granted to TEA vested during 2019.

(4)

As contemplated by a consulting agreement dated January 7, 2019, 13,448 shares of restricted stock previously granted to Mr. Hill vested on April 1, 2019, valued at $715,935 and are included in the amounts shown above.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees and none of our NEOs participated in a nonqualified deferred compensation plan during the year ended December 31, 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Agreement and Plan Terms regarding Termination or Change in Control Payments

As of December 31, 2019, we were parties to agreements with each of our NEOs that provide for certain payments and benefits upon (i) termination for death or Disability, (ii) termination without Cause or with Good Reason (other than in connection with a Change in Control), (iii) the occurrence of a Change in Control, or (iv) termination without Cause or with Good Reason in connection with a Change in Control. The following table describes, for each of the events described in the four columns below, the payments and benefits that we would owe to each of our NEOs pursuant to the applicable employment and equity award agreements with our NEOs and our 2010 Equity Incentive Plan. The following assumes the events occurred on December 31, 2019 and the value of our common stock is equal to $53.75 per share (the closing market price on such date). In connection with his termination of employment during fiscal 2019, Mr. Hill received compensation under the Consulting Agreement described above in the section titled “Supplemental Information Regarding Arrangements with Executive Officers.” Certain payments and benefits set forth in the following table are conditioned upon the NEO signing and not revoking a release agreement with us. Capitalized terms in this paragraph and in the following table are defined below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Named Executive Officer	Compensation	Termination on Death or Disability	Termination without Cause or for Good Reason other than in connection with a Change in Control	Change in Control	Termination Without Cause or for Good Reason in connection with a Change in Control
Stephen T. Winn	Severance Payment (1)	$675,000	$1,012,500	$—	$1,350,000
	Bonus (2)	—	—	—	—
	Restricted Stock Acceleration (3)	—	—	—	—
	Employee Benefits (4)	15,633	15,633	—	31,266

	Total	$690,633	$1,028,133	$—	$1,381,266

Thomas C. Ernst, Jr.	Severance Payment (1)	$225,000	$450,000	$—	$900,000
	Bonus (2)	—	—	—	—
	Restricted Stock Acceleration (3)	1,209,376	—	303,688	1,209,376
	Employee Benefits (4)	19,558	19,558	—	39,117

	Total	$1,453,934	$469,558	$303,688	$2,148,493

Ashley Glover	Severance Payment (1)	$225,000	$450,000	$—	$900,000
	Bonus (2)	—	—	—	—
	Restricted Stock Acceleration (3)	1,568,264	—	—	1,568,264
	Employee Benefits (4)	18,006	18,006	—	36,012

	Total	$1,811,270	$468,006	$—	$2,504,276

David G. Monk	Severance Payment (1)	$182,500	$365,000	$—	$730,000
	Bonus (2)	—	—	—	—
	Restricted Stock Acceleration (3)	561,526	—	—	561,526
	Employee Benefits (4)	18,006	18,006		36,012

	Total	$762,032	$383,006	$—	$1,327,538

William Chaney	Severance Payment (1)	$212,500	$425,000	$—	$850,000
	Bonus (2)	—	—	—	—
	Restricted Stock Acceleration (3)	1,487,101	—	—	1,487,101
	Employee Benefits (4)	18,006	18,006	—	36,012

	Total	$1,717,607	$443,006	$—	$2,373,113

(1)

Pursuant to the employment agreements with each of our NEOs, in the case of termination as a result of death or Disability, the applicable NEO is entitled to receive 6 months of annual base salary (12 months in the case of Mr. Winn). In the case of termination without Cause or for Good Reason other than in connection with a Change in Control, the applicable NEO is entitled to a severance payment equal to 100% of his or her annual base salary (150% in the case of Mr. Winn). In the case of termination without Cause or for Good Reason during the 24-month period following a Change in Control (or before a Change in Control if such termination is proximate to or following our entering into an agreement to enter into a transaction that would constitute a Change in Control and such termination or the event giving rise to the Good Reason claim is made at the direction of the third party effectuating such Change in Control) the applicable NEO is entitled to a severance payment equal to 200% of his or her annual base salary. The foregoing payments are conditional on the NEO executing a release of claims agreement with us.
(2)

Pursuant to each NEO’s employment agreement, in the case of termination as a result of death or Disability or without Cause or for Good Reason (whether or not in connection with a Change in Control), each NEO is entitled to receive a lump sum cash payment equal to any earned but unpaid bonus. For the purposes of this table, we assume the bonus under the 2019 MIP would be unearned as of December 31, 2019 and therefore result in no payment under this clause. 2019 MIP payments were made in February 2020.

(3)

The amount disclosed represents the aggregate gain that the applicable NEO would receive from the accelerated vesting of unvested shares of restricted stock under each event described in the respective column headings. The amount disclosed with respect to termination for death or Disability represents the value of accelerated vesting of all time-based restricted stock awards and all shares subject to market-based restricted stock awards which had become Eligible Shares through achievement of applicable stock price growth hurdles prior to December 31, 2019 and remained unvested as of such date. The amount disclosed with regard to solely a Change in Control represents the value of accelerated vesting of all unvested market-based restricted stock awards that would vest under the terms of the award agreements assuming a Change in Control stock price of $53.75 per share or which had become Eligible Shares through achievement of applicable stock price growth hurdles prior to December 31, 2019 and remained unvested as of such date. The terms of the Company’s 2010 Equity Incentive Plan provide that all outstanding awards become fully vested if not assumed or substituted for by the successor corporation in a Change in Control, and the amounts disclosed with respect to solely a Change in Control assume all other outstanding awards have been assumed or substituted by the successor corporation. In the event the successor corporation were not to assume or substitute such remaining awards, the Change in Control estimated value of accelerated vesting of all outstanding restricted stock awards as of December 31, 2019 would be $22,525,120 for Mr. Winn, $3,031,500 for Mr. Ernst, $5,350,329 for Ms. Glover, $1,941,934 for Mr. Monk, and $4,716,939 for Mr. Chaney. The amount disclosed with respect to termination without Cause or for Good Reason in connection with a Change in Control represents the value of accelerated vesting of all time-based restricted stock awards (and assumes any awards substituted by a successor corporation in a Change in Control would be subject to vesting on the same terms).

(4)

Pursuant to the employment agreements with each of our NEOs, in the event of termination for death or Disability or termination without Cause or for Good Reason other than in connection with a Change in Control, the applicable NEO is entitled to payment equal to the product of the excess of the monthly Consolidated Omnibus Budget Reconciliation Act premium over the monthly premium the NEO would be required to pay for such coverage if still employed by us, multiplied by 12 (a one-year period), and in case of termination without Cause or for Good Reason in connection with a Change in Control, the applicable NEO is entitled to a payment equal to the excess premium described immediately above but multiplied by 24 (a two-year period) instead of 12.

Certain Definitions

The benefits described in the preceding table are subject to conditions set forth in employment agreements and the applicable equity award agreements between us and each NEO. The terms “Cause,” “Change in Control,” “Disability,” and “Good Reason” are defined in those agreements as follows:

“Cause” means the occurrence of any of the following events which (with respect to clauses (iv) through (vii) below) are not cured by the NEO within ten days (30 days in the case of Mr. Winn) after receipt of written notice of such alleged cause from us or, except in the case of Mr. Winn, if such event cannot be corrected within such ten-day period, if the NEO does not commence correction such default within said ten-day period and does not complete such correction within a reasonable time, up to 30 days: (i) the NEO’s conviction for any acts of fraud or breach of trust or any felony criminal acts; (ii) the NEO’s knowingly making a materially false written statement to RealPage’s auditors or legal counsel; (iii) the NEO’s willful and material falsification of any corporate document or form; (iv) any material breach by the NEO of any published policy of RealPage received and acknowledged by the NEO in writing; (v) any material breach by the NEO of a material provision of the employment agreement between RealPage and the NEO; (vi) the NEO’s making a material misrepresentation of fact or omission to disclose material facts in relation to transactions occurring in the business and financial matters of RealPage; or (vii) the NEO’s repeated and material failure substantially to perform the NEO’s duties. A termination of Mr. Winn for Cause shall require a finding by the Board that an event or events have occurred constituting Cause under Mr. Winn’s employment agreement. Notwithstanding the foregoing and, in the case of Mr. Winn, in addition to the finding by the Board described in the previous sentence, during the two-year period following a Change in Control (as defined below), a termination for Cause (other than pursuant to clause (i)) shall require a showing by RealPage that the actions giving rise to such termination resulted in material and demonstrable harm to RealPage.

“Change in Control” has the meaning set forth in our 2010 Equity Incentive Plan. The definition covers the occurrence of any of the following events: (i) any one person, or more than one person acting as a group, acquires ownership of our stock that, together with the stock held by such person, constitutes more than fifty percent (50%) of the total voting power of our stock; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one person who is considered to own more than fifty percent (50%) of the total voting power of our stock will not be considered a Change in Control; or (ii) a majority of members of our Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of our Board prior to the date of the appointment or election (excluding a situation where a person was already in effective control of RealPage and is merely acquiring additional control); or (iii) any person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of our assets: (A) a transfer to an entity that is controlled by our stockholders immediately after the transfer, or (B) a transfer of assets by us to: (1) a stockholder of RealPage (immediately before the asset transfer) in exchange for or with respect to our stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by us, (3) a person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all our outstanding stock, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in this subsection. Gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Persons will be considered to be acting as a group for purposes of the definition of a “Change in Control” if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us.

“Disability” means an NEO’s incapacity due to physical or mental condition and, if reasonable accommodation is required by law, after providing such reasonable accommodation, the NEO shall have been absent from such NEO’s duties on a full-time basis (i) for a period of six consecutive months or (ii) for shorter periods aggregating six months during any 12-month period, and in either case within 30 days after written notice of termination by RealPage is given the NEO shall not have returned to the performance of such NEO’s duties on a full-time basis.

“Good Reason” means, without the NEO’s written consent: (i) a material reduction in NEO’s base salary or incentive compensation opportunity, (ii) a material reduction in the NEO’s responsibilities or authority; (iii) a material breach by us of a material provision of the NEO’s employment agreement with us, or (iv) a material change in the geographic location at which the NEO must perform their services; provided, that in no instance will the relocation of the NEO to a facility or a location that is either 25 miles or less from the NEO’s then-current office or 25 miles or less from the NEO’s then-current primary residence be deemed material for purposes of the NEO’s employment agreement. Each NEO must provide us with written notice of the acts or omissions constituting the grounds for Good Reason within 90 days of the initial existence of the grounds for Good Reason and a reasonable opportunity for us to cure the conditions giving rise to such Good Reason, which shall not be less than 30 days following the date of notice from us. If we cure the conditions giving rise to such Good Reason within 30 days of the date of such notice, the NEO will not be entitled to severance payments and/or benefits contemplated by the NEO’s employment agreement in connection with a termination of employment by the NEO for Good Reason if the NEO thereafter resigns from us based on such grounds. Any termination for Good Reason must be effectuated within 90 days of the expiration of such cure period.

EQUITY COMPENSATION PLANS INFORMATION

The number of shares to be issued upon exercise of outstanding options and the number of shares issued pursuant to restricted stock awards granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under our equity compensation plans as of December 31, 2019 are summarized in the following table:

EQUITY COMPENSATION PLANS INFORMATION
Plan category	Number of shares issued pursuant to restricted stock awards or to be issued upon exercise of outstanding options		Weighted- average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,371,631	(1)	$19.56	4,174,035	(2)(3)
Equity compensation plans not approved by stockholders	60,000	(4)	7.50	—

Total	3,414,601		$18.94	4,174,035

(1)

Includes (i) 1,165,152 shares to be issued upon exercise of outstanding options and (ii) 2,206,479 shares with respect to outstanding restricted stock awards, of which there were 1,368,017 shares of time-based restricted stock awards and 838,462 shares of market-based restricted stock awards.

(2)	Represents 4,174,035 shares available for future issuance under our 2010 Equity Incentive Plan.
(3)

Our 2010 Equity Incentive Plan includes an “evergreen” provision that provides for automatic increases to the number of shares of our common stock reserved for issuance thereunder on January 1 of each year in an amount equal to the lesser of (i) 10,000,000 shares, (ii) 5.0% of our outstanding shares on the last day of the immediately preceding fiscal year, on a fully-diluted basis, or (iii) such amount as our Board may determine. In 2019, our Board determined not to increase the number of shares of common stock reserved for future issuance under the 2010 Equity Incentive Plan.

(4)

Represents 60,000 shares to be issued upon exercise of outstanding options granted to one of our directors as disclosed in the Form S-1 Registration Statement filed on April 29, 2010 and Form S-8 Registration Statement filed on August 17, 2010. All such options have vested and are exercisable at an exercise price of $7.50 per share.

AUDIT MATTERS

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What Am I Voting On?

Stockholders are being asked to ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although our Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, our Board submits its selection to our stockholders for ratification. If the stockholders should not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment.

Voting Recommendation:

FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ended December 31, 2020.

Background

Our Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace our independent registered public accounting firm and, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and general oversight of the work of the independent registered public accounting firm. Our Audit Committee appointed the firm of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Audit Committee is asking the stockholders to ratify this appointment. EY has served as our independent registered public accounting firm since 2004.

Required Vote

The ratification of the appointment of our independent registered public accounting firm requires the favorable vote of a majority of our shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions from voting will have the same effect as voting against the ratification, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our stockholders.

Audit Fees and All Other Fees

The following table sets forth fees for services EY provided to RealPage during the fiscal years ended December 31, 2019 and 2018, all of which were preapproved by the Company’s Audit Committee:

	2019	2018
Audit Fees	$4,176,679	$3,047,492
Audit-related fees	237,621	198,692
Tax fees	656,222	500,841
All other fees	—	202,340

Total	$5,070,522	$3,949,365

Audit Fees

The aggregate fees billed for professional services rendered for the audits of our annual consolidated financial statements and the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the quarterly reviews of our condensed consolidated financial statements, fees associated with SEC registration statements, accounting consultations related to audit services, and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees

The aggregate fees billed for assurance and other services related to the audit of RealPage’s annual consolidated financial statements, which primarily include services in connection with due diligence related to our acquisitions.

Tax Fees

The aggregate fees billed for professional tax compliance services (preparation and review of income tax returns and other tax-related filings), tax due diligence for our acquisitions and tax advice on U.S. and foreign tax matters.

All Other Fees

Miscellaneous fees billed for service provided to RealPage not otherwise included in the categories above. The fees for fiscal 2018 were for capital market consultations on our 2018 equity public offering.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee’s policy is to pre-approve all services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to our Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. Our Audit Committee has delegated pre-approval authority to one of its members, who must report any decisions to our Audit Committee at the next scheduled meeting. During 2019, our Audit Committee approved in advance all audit, audit-related, tax and other services to be provided by EY.

EY has not received approval to perform nor performed any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002.

Other Information

A representative of EY is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Recommendation of our Board for Proposal Two

Our Board unanimously recommends a vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm.

REPORT OF OUR AUDIT COMMITTEE*

Our Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The members of our Audit Committee are Charles F. Kane, Chairman, Peter Gyenes, Scott S. Ingraham and Jason A. Wright. All members of our Audit Committee meet the independence standards of Rule 5605(a)(2) of the NASDAQ listing standards.

Management is responsible for our financial reporting process, including the preparation of our consolidated financial statements in accordance with U.S. generally accepted accounting principles, maintaining effective internal control over financial reporting, and our assessment of effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and the effectiveness of our internal control over financial reporting. Our Audit Committee’s responsibility is to monitor and oversee these processes.

Our Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. Our Audit Committee met four times during fiscal 2019 to carry out its responsibilities. Our Audit Committee regularly meets privately with our independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to our Audit Committee. Our Audit Committee evaluated the performance of the items enumerated in our Audit Committee Charter.

As part of its oversight of our financial statements, our Audit Committee reviewed and discussed both with management and the independent registered public accounting firm our quarterly and audited fiscal year financial statements, including a review of our Annual Report on Form 10-K. Our Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by our independent registered public accounting firm. Our Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

Our Audit Committee has also received the written disclosures from Ernst & Young LLP required by Rule 3526, Communication with Audit Committees Concerning Independence, and our Audit Committee has discussed the independence of Ernst & Young LLP with that firm. Our Audit Committee has implemented a procedure to monitor the independence of our independent registered public accounting firm.

Based upon our Audit Committee’s discussion with management and Ernst & Young LLP and the report of Ernst & Young LLP to our Audit Committee, our Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC.

AUDIT COMMITTEE
Charles F. Kane, Chairman
Peter Gyenes
Scott S. Ingraham
Jason A. Wright

*

The foregoing Report of our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Report of our Audit Committee by express reference therein.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER

COMPENSATION

What Am I Voting On?

We are asking our stockholders to vote to approve, on an advisory (non-binding) basis, our executive compensation program.

Voting Recommendation:

FOR the approval of the RealPage executive compensation program, as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules (commonly referred to as a “Say-on-Pay”).

As described under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our NEOs, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related to both our performance and individual performance.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies implement our compensation philosophy, and the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our NEOs, for additional details about our executive compensation programs, including information about fiscal 2019 compensation of our NEOs. Our Compensation Committee and our Board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement. This Say-on-Pay proposal gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Say-on-Pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Say-on-Pay vote is conducted annually, and the next such vote will occur at the 2021 Annual Meeting of Stockholders.

Recommendation of our Board of Directors for Proposal Three

Our Board unanimously recommends voting “FOR” the approval of the RealPage executive compensation program, as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

PROPOSAL FOUR: APPROVAL OF THE REALPAGE, INC. 2020 EQUITY INCENTIVE PLAN

What Am I Voting On?

We are asking our stockholders to vote to approve the RealPage, Inc. 2020 Equity Incentive Plan.

Voting Recommendation:

FOR the approval of the RealPage, Inc. 2020 Equity Incentive Plan.

General

We are seeking stockholder approval of a new RealPage, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) to help us achieve our goals of attracting, motivating and retaining employees and other service providers through grants of equity awards. In February 2020, the Board and its Compensation Committee approved the 2020 Plan and termination of our 2010 Equity Incentive Plan (the “2010 Plan”), subject to stockholder approval of our 2020 Plan. If our stockholders do not approve the 2020 Plan, the 2010 Plan will remain in effect until it expires in August 2020 by its terms. The Board has determined that it is in the best interests of the Company to adopt the 2020 Plan and is asking our stockholders to approve the 2020 Plan.

We believe that approval of the 2020 Plan is essential to our continued success. Our employees are our most valuable assets, and offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry. The affirmative vote by a majority of shares present in person or by proxy at the 2020 Annual Meeting of Stockholders and entitled to vote on the matter is required to approve the 2020 Plan.

The 2020 Plan’s share reserve, which stockholders are being asked to approve, is (i) 6,000,000 shares of our common stock, plus (ii) any shares that, as of the date stockholders approve the 2020 Plan, have been reserved but not issued pursuant to any awards granted under the 2010 Plan and are not subject to any awards thereunder, and (iii) any shares subject to stock options, restricted stock awards or other awards granted under the 2010 Plan and our 1998 Stock Incentive Plan (the “1998 Plan”) that, on or after the date stockholders initially approve the 2020 Plan, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest or surrendered to satisfy tax withholding obligations, with the maximum number of shares to be added to the 2020 Plan pursuant to clauses (ii) and (iii) above equal to 6,957,412 shares.

Considerations of the Board in Making its Recommendation

Upon the recommendation of the Compensation Committee, the Board approved the 2020 Plan and the number of shares of our common stock reserved under the 2020 Plan. In determining the number of shares to be reserved for issuance under the 2020 Plan, the Compensation Committee and the Board took into consideration a number of factors, including the following:

Attracting/Retaining Talent with Competitive Compensation. As discussed above, the Compensation Committee and the Board considered the importance of an adequate pool of shares to attract, retain and reward our high-performing employees, especially since we compete with many technology companies for a limited pool of talent.

Shares Available for Grant. As of April 9, 2020, the maximum number of shares that may be delivered pursuant to awards under the 2010 Plan is 3,020,259, excluding any shares subject to outstanding awards granted under our 2010 Plan and 1998 Plan that may return to the 2010 Plan and become available for issuance again thereunder.

Awards Outstanding. As of April 9, 2020, under the 2010 Plan and the 1998 Plan, there were 880,276 options and 3,056,877 restricted shares outstanding, representing approximately 4.09% of our outstanding shares of common stock based on 96,243,953 shares of common stock outstanding as of such date.

Overhang. As of April 9, 2020, our overhang is 7.23%. For this purpose we calculated overhang as the number of shares subject to equity awards under the 2010 Plan and the 1998 Plan outstanding on April 9, 2020, plus unallocated shares under the 2010 Plan, divided by the total number of outstanding shares of common stock as of April 9, 2020.

Burn Rate. Burn rate measures our usage of shares for the 2010 Plan as a percentage of total outstanding shares of common stock. For our fiscal years 2019, 2018 and 2017, our burn rates were 1.44%, 1.92% and 2.28%, respectively. The rates were calculated by dividing the number of shares subject to equity awards granted during the year by the weighted average number of shares outstanding during the year.

Forecasted Grants. The Compensation Committee and the Board anticipate that the shares reserved under the 2020 Plan, based on currently projected share use, will be sufficient for equity awards under the 2020 Plan proposed for future issuance based upon an estimate of approximately five years’ anticipated usage/burn rate, taking into account our historical usage/burn rate, estimates for future acquisitions and other potential growth. The actual number of shares granted will depend on a variety of factors, including our stock price, the extent of new hires or promotions, market grant practices and potential corporate acquisitions where equity awards may be granted.

Market Comparison and Proxy Advisory Firm Guidelines. In light of our significant institutional shareholder base, the Compensation Committee and the Board also considered the Company’s equity award run-rate and overhang in comparison to a peer group and relevant guidelines from proxy advisory firms.

Future Acquisitions. The Company from time to time issues equity awards in connection with incentives provided to existing management employees of companies it acquires. The ability to make such incentive grants is an important competitive consideration for the Company in maintaining key talent from its acquisitions.

Compensation and Governance Best Practices. As described in greater detail below, the 2020 Plan includes provisions designed to protect stockholder value and to reflect corporate governance best practices, including:

•	Administration. The 2020 Plan will be administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

•

No single-trigger vesting acceleration on a change in control. Other than for awards to non-employee directors and awards that are not assumed or substituted upon a change in control, the 2020 Plan does not provide for automatic acceleration of award vesting on a change in control.

•

Repricing is not allowed. The 2020 Plan prohibits repricing outstanding stock options or stock appreciation rights and cancelling outstanding stock options or stock appreciation rights that have an exercise price greater than the then-current fair market value of our common stock in exchange for cash or other awards.

•

No Evergreen Provision. The 2020 Plan does not contain an annual “evergreen” share increase provision. Instead, the 2020 Plan authorizes a fixed number of shares so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•

Annual limits on individual awards. The 2020 Plan limits the number of shares and amount of cash that may be granted or paid through awards to individuals for each fiscal year of the Company, including specific annual award limits for our non-employee directors.

•	Limits on transferability of awards. The 2020 Plan limits transferability of awards other than for estate planning purposes and would specifically prohibit transfers of awards for value.

•	No dividends on unvested awards. Dividends and other distributions payable with respect to awards will not vest or be paid before the award or shares underlying the award vest.

Summary of the 2020 Equity Incentive Plan

The following is a summary of the principal features of the Plan and its operation. The summary is qualified in its entirety by reference to the 2020 Plan as set forth in Appendix A.

General

The purposes of the 2020 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares.

Authorized Shares

Subject to the adjustment provisions contained in the 2020 Plan, stockholders are being asked to approve 6,000,000 shares of our common stock for issuance under the 2020 Plan, plus (i) any shares that, as of the date of stockholder approval of the 2020 Plan, have been reserved but not issued under the 2010 Plan and are not subject to any awards granted thereunder, plus (ii) any shares subject to stock options, restricted stock awards or other awards granted under the 2010 Plan and the 1998 Plan, that, on or after the date our stockholders initially approve the 2020 Plan, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares that may be added pursuant to clause (i) and (ii) equal to 6,957,412 shares. In additional shares may become available for issuance under the 2020 Plan pursuant to the next paragraph. The shares may be authorized, but unissued, or reacquired common stock of the Company.

If any award granted under the Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the 2020 Plan (unless the 2020 Plan has terminated). For stock appreciation rights, only shares actually issued will cease to be available under the 2020 Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2020 Plan. Shares used to pay the exercise price or purchase price of an award or to satisfy the tax withholding obligations of an award will become available for future grant or sale under the 2020 Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the 2020 Plan.

Adjustments to Shares Subject to the 2020 Plan

In the event of any extraordinary dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s common stock occurs (other than any ordinary dividends or other ordinary distributions), the administrator of the 2020 Plan (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2020 Plan, will adjust the number and class of shares of stock that may be delivered under the 2020 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical share limits in the 2020 Plan.

Administration

The 2020 Plan will be administered by the Board or a committee of individuals appointed by the Board, which has delegated nonexclusive authority to administer the 2020 Plan to the Compensation Committee of the Board (the “administrator”). The 2020 Plan provides that in the case of grants to certain officers and key employees of the Company or other transactions intended to qualify as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, the members of the committee administering the 2020 Plan will qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934.

Subject to the terms of the 2020 Plan, the administrator has the authority, in its discretion, to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the 2020 Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the 2020 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2020 Plan.

The administrator will not be permitted to implement any “exchange program,” under which (i) outstanding awards granted under the 2020 Plan are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards granted under the 2020 Plan to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award granted under the 2020 Plan is reduced. An exchange program under the foregoing clause (ii) does not include transfers for any bona fide estate planning purposes.

The administrator may determine the methods by which participants may satisfy tax withholding obligations relating to awards granted under the 2020 Plan, which includes without limitation, paying cash; electing to have the Company withhold otherwise deliverable cash or shares having a fair market value equal to the minimum statutory amount required to be withheld (or such greater amount as the administrator may determine if it determines such amount would not have adverse accounting consequences); delivering to us already-owned shares having a fair market value equal to the minimum amount required to be withheld (or such greater amount as the administrator may determine if the administrator determines such delivery would not have adverse accounting consequences); selling a sufficient number of shares otherwise deliverable to the participant through means that the administrator may determine equal to the amount required to be withheld or such greater amount as the administrator may determine if the administrator determines that such delivery would not have adverse accounting consequences; any other consideration or method permitted by applicable law; or any combination of these methods. The amount of withholding will include any amount the administrator approves for withholding at the time the election is made, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the participant, or such greater amount if the administrator determines such amount would not have adverse accounting consequences.

The administrator’s decisions, determinations and interpretations with respect to the 2020 Plan will be final and binding on all participants and other award holders and will be given the maximum deference permitted by applicable laws.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 9, 2020, the individuals eligible to participate in the 2020 Plan consisted of approximately 2,200 employees (including 8 executive officers), 7 non-employee directors and approximately 15 consultants.

Limitations. The 2020 Plan contains the following limitations:

•

Incentive Stock Options. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first becomes exercisable by any participant during any calendar year may not exceed $100,000. The exercise price of an incentive stock option granted to any employee who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date. Further, with respect to any employee who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five (5) years.

•

Share Limitations. Subject to the terms of the 2020 Plan, including any adjustment provisions, during any fiscal year, no participant may be granted: (i) options to purchase more than 1,000,000 shares, except an additional 500,000 options may be granted in connection with the participant’s initial service; (ii) stock appreciation rights covering more than 1,000,000 shares, except an additional 500,000 stock appreciation rights may be granted in connection with the participant’s initial service; (iii) more than an 500,000 shares of restricted stock, except an additional 250,000 shares of restricted stock may be granted in connection with the participant’s initial service; (iv) more than an 500,000 restricted stock units, except an additional 250,000 restricted stock units may be granted in connection with the participant’s initial service; (v) performance units having an initial value greater than $10,000,000, or more than 1,000,000 performance shares, except an additional 500,000 performance shares may be granted in connection with the participant’s initial service.

•

Exchange Program. The Administrator may not implement an exchange program under which (i) outstanding awards granted under the 2020 Plan are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash; (ii) participants would have the opportunity to transfer any outstanding awards granted under the 2020 Plan to a financial institution or other person or entity selected by the Administrator (other than transfers for bona fide estate planning purposes); and/or (iii) the exercise price of an outstanding award granted under the 2020 Plan is reduced.

•

Limitation on Awards to Non-Employee Directors. The 2020 Plan provides that, subject to the adjustment provisions in the 2020 Plan, in any fiscal year of the Company, a non-employee director may not be granted cash compensation and equity awards with an aggregate value greater than $750,000 (excluding awards granted to him or her as a consultant (other than a non-employee director) or employee).

•	Option Term. Options granted under the 2020 Plan have a maximum term of ten (10) years.

•

Dividend Payments. Dividends and other distributions payable with respect to awards granted under the 2020 Plan will not vest or be paid before the award or shares underlying the award vest. No dividends or other distributions will be paid with respect to shares subject to unexercised options or stock appreciation rights, except for adjustments described above in the section titled “Adjustments to Shares Subject to the 2020 Plan.”

Stock Options

Each option granted under the 2020 Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2020 Plan.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the Company acquires in a manner consistent with Section 424(a) of the Code. Generally, the fair market value of the common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date. On

March 31, 2020, the last reported sales price of our common stock on The Nasdaq Global Select Market was $52.93 per share.

The 2020 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. Permissible forms of consideration under the 2020 Plan are cash, check, other shares having a fair market value equal to the exercise price of the shares being exercised, cashless exercise program (whether through a broker or otherwise), reduction of amount of Company liability to the optionee, net exercise, other consideration to the extent permitted by applicable laws, or any combination of the foregoing forms of consideration. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, but may not exceed ten (10) years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercisability following termination of service applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option (to the extent vested) for (i) three months following cessation of his or her service provider status for reasons other than death or disability, and (ii) 12 months following cessation of his or her service provider status due to disability or following his or her death while holding the option, but in no event later than the expiration of the term of the option as set forth in the award agreement. An award agreement also may provide that if exercising an option following cessation of a participant’s status as a service provider (other than upon death or disability) would result in liability under Section 16(b) of Exchange Act (“Section 16(b)”) then the option will terminate 10 days after the last date on which exercise would result in liability under Section 16(b), but no later than the option’s maximum term. An award agreement also may provide that if exercising an option following cessation of a participant’s status as a service provider (other than upon death or disability) would be prohibited solely due to a violation of registration requirements under the Securities Act of 1933, as amended, then the option will terminate thirty days after cessation of the participant’s status as a service provider during which exercising the option would not violate such registration requirements, but no later than the option’s maximum term.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2020 Plan. Restricted stock awards may be subject to vesting conditions as the administrator specifies, and the shares acquired may not be transferred by the participant until vested. The administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, share price or individual), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion.

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s cessation of service. Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award and dividends or other distributions payable with respect to shares subject to awards will not be paid before and unless the underlying shares vest, and will be subject to the same forfeitability provisions as the underlying shares. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the 2020 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2020 Plan. Restricted stock units may be settled, in the sole discretion of the Administrator, in shares, cash or a combination of both.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, share price or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of the Company’s Common Stock, or a combination of cash and shares.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2020 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2020 Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be set forth in the award agreement but may not exceed ten (10) years. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2020 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals or other vesting criteria the administrator may establish are achieved or the awards otherwise vest. Each award of performance units or shares granted under the 2020 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the 2020 Plan. Earned performance units and performance shares will be paid, in the sole discretion of the administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, share price or individual goals), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Transferability of Awards

Unless determined otherwise by the administrator and subject to the terms of the 2020 Plan, awards granted under the 2020 Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised or vested.

Change in Control

The 2020 Plan provides that, in the event of a merger of the Company with or into another corporation or entity or a “change in control” (as defined in the 2020 Plan), each award will be treated as the administrator determines without a participant’s consent, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation or its affiliate with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation so such merger of change in control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted by the 2020 Plan, the administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly in the transaction.

If the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portion thereof) that is not assumed or substituted for, all restrictions on restricted stock, restricted stock units, performance shares and performance units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions thereof), all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents, as applicable. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents, as applicable, if an option or stock appreciation right (or portion thereof) is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

In the event of a change in control, all outstanding awards granted to non-employee members of our Board will fully vest as of immediately prior to such change in control and the participant will have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company.

Clawback

The 2020 Plan provides that the administrator may specify in an award agreement that the holder’s rights, payments and/or benefits with respect to such award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Awards granted under the 2020 Plan will be subject to the Company’s clawback policy as may be established or amended from time to time.

Termination or Amendment

The 2020 Plan will automatically terminate ten (10) years from the date the stockholders approve the 2020 Plan, unless terminated at an earlier time by the administrator. The administrator may amend, alter, suspend or terminate the 2020 Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Company.

Federal Tax Aspects

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2020 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a

“disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2020 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax

A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2020 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2020 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives or other covered employees will be deductible only to the extent that it does not exceed $1,000,000.

New Plan Benefits

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the 2020 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth awards that were granted under the 2010 Plan during fiscal 2019.

Name of Individual or Group	Number of Shares Granted	Dollar Value of Shares Granted (1)
Stephen Winn, Chairman and Chief Executive Officer	215,828	$8,477,677
Thomas C. Ernst, Jr., Executive Vice President, Chief Financial Officer and Treasurer	67,800	2,797,993
Ashley Glover, President	59,352	2,765,210
David G. Monk, Executive Vice President, Chief Legal Officer and Secretary	18,885	879,688
William P. Chaney, Former Executive Vice President	48,561	2,262,386
W. Bryan Hill, Former Executive Vice President, Chief Financial Officer and Treasurer	0	0
All executive officers, as a group	423,464	17,840,837
All directors who are not executive officers, as a group	23,341	1,442,866
All employees who are not executive officers, as a group	916,094	52,402,942

(1)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 10 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of assumptions made in determining the grant date fair value of our restricted stock awards.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be required for approval of the RealPage 2020 Equity Incentive Plan.

Board Recommendation

The Board recommends a vote “FOR” the approval of the 2020 Equity Incentive Plan.

We believe strongly that the approval of the 2020 Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options, restricted stock and other awards provided under the 2020 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above, you are being asked to approve the 2020 Plan.

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board has delivered printed versions of proxy materials to you by mail, in connection with our Board’s solicitation of proxies for use at the Annual Meeting to be held on June 3, 2020, at 10:00 a.m. Central time or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. Proxy materials are also available to you on the Internet at https://investor.realpage.com. The Annual Meeting will be held via live webcast by visiting the following website: www.meetingcenter.io/289622160. You will need the control number and password included on your proxy card or voting instruction form that you received with your proxy materials in order to access the meeting, to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are listed on your proxy card. Our telephone number is (972) 820-3000.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy materials, proxy statements and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in a stockholder’s household unless otherwise instructed by one or more of the stockholders. We will promptly deliver a separate copy of any of these documents to any stockholder who contacts our investor relations department at 2201 Lakeside Boulevard, Richardson, Texas 75082, (972) 820-3773, requesting such copies. If a stockholder is receiving multiple copies of the proxy materials or the printed versions of such other accounts at the stockholder’s household and would like to receive a single copy of these documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of any of these documents.

Record Date; Outstanding Shares

Stockholders of record at the close of business on April 9, 2020, the Record Date, are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 96,243,953 shares of our common stock, $0.001 par value, were issued, outstanding and entitled to vote at the Annual Meeting.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected.

Whether you hold shares directly as the stockholder of record or beneficially in street name (as defined below), you may vote by completing, signing and mailing the proxy card enclosed herewith in the postage-prepaid envelope provided for that purpose. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Under Delaware law, attendance at the Annual Meeting via live webcast is deemed “present in person.” For specific instructions on how to vote your shares, please review the instructions on the proxy card.

The cost of this solicitation will be borne by us. We have retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies and to verify records relating to the solicitation. D.F. King will receive a fee for its services of $10,500, including fees per call to stockholders and expense reimbursement. We may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of our directors, officers and other employees, without additional compensation, personally, by telephone or by email.

Treatment of Abstentions and Broker Non-Votes

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), your nominee will provide you with appropriate voting materials (such as a voting instruction form). Please follow the instructions included on those materials regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals that are considered routine under the rules of the New York Stock Exchange and on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes. At the Annual Meeting, Proposal Two, the ratification of the appointment of our independent registered public accounting firm, will be a discretionary item. Proposal One, the election of directors, Proposal Three, the advisory (nonbinding) vote to approve executive compensation, and Proposal Four, the approval of the 2020 Equity Incentive Plan, will be non-discretionary items.

Quorum

A majority of the shares of our common stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Voting Requirements

The vote requirement for each matter is:

•

Proposal One (Election of Directors) — Directors are elected by a plurality of the votes cast. The three nominees who receive the greatest number of votes cast will be elected directors for three-year terms, in each case until their successors are duly elected and qualified. Withheld votes and broker non-votes, if any, will not be counted either for or against the election of a director nominee.

•

Proposal Two (Ratification of Independent Registered Accounting Firm) — The ratification of the appointment of our independent registered accounting firm requires the favorable vote of a majority of our shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions from voting will have the same effect as voting against the ratification, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

•

Proposal Three (Advisory (Non-binding) Vote to Approve Named Executive Compensation) — The approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC rules (commonly referred to as a “Say-on-Pay”) requires the favorable vote of a majority of our shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions from voting will have the same effect as voting against the ratification, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

•

Proposal Four (Approval of the RealPage, Inc. 2020 Equity Incentive Plan) — The approval of the RealPage, Inc. 2020 Equity Incentive Plan requires the favorable vote of a majority of our shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Withheld votes and broker non-votes, if any, will not be counted either for or against this proposal.

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by delivering a written notice of revocation to our Secretary or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting via live webcast will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting electronically at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Our stockholders may submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of stockholders to be held in 2021 (the “2021 annual meeting”) by submitting their proposals in writing to our Secretary in a timely manner. In order to be considered for inclusion in our proxy materials for the 2021 annual meeting, stockholder proposals must be received by our Secretary no later than December 30, 2020, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in our proxy statement. For director nominations or other business to be properly brought before our 2021 annual meeting by a stockholder, such stockholder must deliver written notice to our Secretary at our principal executive offices no later than March 15, 2021, and no earlier than February 13, 2021. If the date of our 2021 annual meeting is advanced by more than 30 calendar days or delayed by more than 60 calendar days from the anniversary date of the 2020 Annual Meeting, your notice of a proposal will be timely if it is received by our Secretary at our principal executive offices no earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than later of the close of business on the 90th day before the 2021 annual meeting or the tenth day following the day we first publicly announce the date of the 2021 annual meeting.

The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2021 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to our Secretary. All notices of proposals and director nominations by stockholders should be sent to RealPage, Inc., 2201 Lakeside Boulevard, Richardson, Texas 75082, Attention: Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

David G. Monk
Executive Vice President, Chief Legal Officer and Secretary

Richardson, Texas

April 29, 2020

APPENDIX A

REALPAGE, INC.

2020 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees that will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of shares of Common Stock, including without limitation under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement provided by the Company setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Award Transfer Program” means any program that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” will not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator. Pursuant to the provisions of Section 6(b), the Administrator may not institute an Award Transfer Program.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other official guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means RealPage, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced. Pursuant to the provisions of Section 6(b), the Administrator may not institute an Exchange Program.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Stock Option” means an Option that is intended to qualify, and actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Inside Director” means a Director who is an Employee.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Outside Director” means a Director who is not an Employee.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award.

(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(dd) “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.

(ee) “Plan” means this 2020 Equity Incentive Plan, as may be amended from time to time.

(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder, from time to time, or any state law equivalent.

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed is open for trading.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 6,000,000 Shares, plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2010 Equity Incentive Plan, as amended (the 2010 Plan”) and are not subject to any awards granted thereunder, plus (ii) any Shares subject to stock options, restricted stock awards or other awards granted under the 2010 Plan and/or the 1998 Stock Incentive Plan, as amended (the “1998 Plan”) that, on or after the date stockholders initially approve the Plan, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest or surrendered to satisfy tax withholding obligations, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) above equal to 6,957,412 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c) Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(iv) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:

(i) determine the Fair Market Value;

(ii) select the Service Providers to whom Awards may be granted hereunder;

(iii) determine the number of Shares to be covered by each Award granted hereunder;

(iv) approve forms of Award Agreements for use under the Plan;

(v) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(viii) modify or amend each Award (subject to Section 6(b) and Section 20(c) of the Plan), including without limitation the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;

(ix) allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 16 of the Plan;

(x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award, unless doing so would not comply with Applicable Laws;

(xii) allow a Participant, to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award;

(xiii) determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xv) make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Incentive Stock Options.

(i) $100,000 Limitation. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) Maximum Option Term. The maximum term of an Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(iii) Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(b) Exchange Program / Award Transfer Program. The Administrator may not institute an Exchange Program and/or Award Transfer Program.

(c) Dividends. Dividends or other distributions payable with respect to Shares subject to Awards will not be paid before and unless the underlying Shares vest, and will be subject to the same forfeitability provisions as the underlying Shares. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights, provided that nothing in this Section 6(c) shall preclude the Administrator from exercising its powers and authority under Section 15.

7. Stock Options.

(a) Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant; provided that no Service Provider will be granted Options covering more than 1,000,000 Shares during any Fiscal Year. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service, a Service Provider may be granted Options covering up to an additional 500,000 Shares.

(c) Term of Option. Subject to the provisions of Section 6, the term of each Option will be stated in the Award Agreement.

(d) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by reduction in the amount of any Company liability to the Participant; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No dividend or other right for which the record date is prior to the date the Shares subject to an Option are issued will be paid or payable, accrue or cause an adjustment to the Option, except as provided in Section 15(a) of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:

(1) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any applicable Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. No Service Provider will receive more than an aggregate of 500,000 shares of Restricted Stock during any Fiscal Year. Notwithstanding the previous sentence, in connection with his or her initial service, a Service Provider may be granted up to an additional 250,000 shares of Restricted Stock.

(c) Transferability. Except as provided in this Section 8 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, Share price or individual goals), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During any applicable Period of Restriction, and subject to Section 6(c) of the Plan, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units. No Service Provider will receive more than an aggregate of 500,000 Restricted Stock Units during any Fiscal Year. Notwithstanding the previous sentence, in connection with his or her initial service, a Service Provider may be granted up to an additional 250,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, Share price or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units only in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.

10. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider; provided that no Service Provider will be granted Stock Appreciation Rights covering more than 1,000,000 Shares during any Fiscal Year. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service, a Service Provider may be granted Stock Appreciation Rights covering up to an additional 500,000 Shares.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the grant date thereof. Notwithstanding the foregoing, the rules of Section 7(c) relating to the term and Section 7(e) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.

11. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant. Notwithstanding the foregoing, during any Fiscal Year, (i) no Service Provider will receive Performance Units having an initial value greater than $10,000,000, and (ii) no Participant will receive more than 1,000,000 Performance Shares. Notwithstanding the limitations in the previous sentence, in connection with his or her initial service, a Service Provider may be granted up to an additional 500,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set any performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which any performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify any Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, Share price or individual goals) applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.

12. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, cash compensation and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $750,000 (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)). Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 12.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, such that vesting will cease on the first day of any unpaid leave of absence and will only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 6(b)), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award and the numerical Share limits in

Section 3, 7,8,9,10 and 11 of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always will be a whole number.

(b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 15(c), the Company is the successor corporation with respect to some or all Awards.

Notwithstanding anything in this subsection (c) to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this subsection (c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

(d) Outside Director Awards. In the event of a Change in Control, all outstanding Awards granted to an Outside Director will fully vest as of immediately prior to such Change in Control and the Participant will have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

16. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the effective date, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the

Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 23 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 ADD 5 Online ADD 6 If no electronic voting, Go to www.investorvote.com/RP delete QR code and control # or scan the QR code — login details are Δ≈ located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada * Employees and other service providers of RealPage, Inc. who intend to vote their shares received under the RealPage, Inc. 2010 Equity Incentive Plan, as amended, Using a black ink pen, mark your votes with an X as shown in this example. must vote their shares not later than 1:00 a.m., Please do not write outside the designated areas. Central Time, on June 1, 2020. Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Alfred R. Berkeley, III 02 - Peter Gyenes 03 - Charles F. Kane For Against Abstain For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our 3. To approve an advisory (non-binding) proposal concerning our independent registered public accounting firm for the fiscal executive compensation program. year ending December 31, 2020. 4. To approve the RealPage, Inc. 2020 Equity Incentive Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 33BV 462243 MMMMMMM + 039FIA MMMMMMMMMMMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 ADD 5 Online ADD 6 If no electronic voting, Go to www.investorvote.com/RP delete QR code and control # or scan the QR code — login details are Δ≈ located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada * Employees and other service providers of RealPage, Inc. who intend to vote their shares received under the RealPage, Inc. 2010 Equity Incentive Plan, as amended, Using a black ink pen, mark your votes with an X as shown in this example. must vote their shares not later than 1:00 a.m., Please do not write outside the designated areas. Central Time, on June 1, 2020. Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Alfred R. Berkeley, III 02 - Peter Gyenes 03 - Charles F. Kane For Against Abstain For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our 3. To approve an advisory (non-binding) proposal concerning our independent registered public accounting firm for the fiscal executive compensation program. year ending December 31, 2020. 4. To approve the RealPage, Inc. 2020 Equity Incentive Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 33BV 462243 MMMMMMM + 039FIA MMMMMMMMM

The 2020 Annual Meeting of Shareholders of RealPage, Inc. will be held on Wednesday, June 3, 2020, 10:00 A.M., CENTRAL TIME, virtually via internet at www.meetingcenter.io/289622160 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — RPG2020. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — RealPage, Inc. + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting – June 3, 2020 Stephen T. Winn, Thomas C. Ernst, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of RealPage, Inc. to be held on June 3, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the directions indicated by the stockholder herein. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +The 2020 Annual Meeting of Shareholders of RealPage, Inc. will be held on Wednesday, June 3, 2020, 10:00 A.M., CENTRAL TIME, virtually via internet at www.meetingcenter.io/289622160 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — RPG2020. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — RealPage, Inc. + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting – June 3, 2020 Stephen T. Winn, Thomas C. Ernst, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of RealPage, Inc. to be held on June 3, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the directions indicated by the stockholder herein. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +